Exhibit 10.1

[*] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

THIRD AMENDED AND RESTATED

SECURED DEBENTURE PURCHASE AGREEMENT

THIS THIRD AMENDED AND RESTATED SECURED DEBENTURE PURCHASE AGREEMENT is made as of June 24, 2022, by and among iAnthus Capital Holdings, Inc., a corporation incorporated under the laws of the Province of British Columbia (the “Parent Company”), iAnthus Capital Management, LLC, a Delaware limited liability company (the “Issuer”), the other Credit Parties party hereto, Gotham Green Admin 1, LLC, as Collateral Agent, and the lenders party hereto (the “Secured Lenders”).

WHEREAS the Parent Company, the Issuer, certain Credit Parties and the Secured Lenders, other than those designated as “New Lenders” on the signature pages hereto (such Secured Lenders, the “New Lenders”), are parties to that certain Second Amended and Restated Secured Debenture Purchase Agreement dated July 10, 2020, to provide for the terms and conditions upon which the Secured Lenders (other than the New Lenders) subscribed for, and the Issuer and the Parent Company, as applicable, issued to the Secured Lenders (other than the New Lenders), certain Debentures and Warrants (each as defined therein) on the terms contemplated therein (the “Original Agreement”);

WHEREAS concurrently with its execution of the Original Agreement, the Parent Company, the Issuer and the Secured Lenders, among others, entered into the Restructuring Support Agreement to effect a proposed recapitalization transaction by way of the Plan of Arrangement, pursuant to which the following transactions will take place with effect as of the Closing Date:

(a)	this Agreement and the other Transaction Agreements will become effective (or continue in effect, as the case may be);

(b)

a certain amount of the aggregate outstanding principal amount of certain Secured Lenders’ existing Debentures issued under the Original Agreement (including the Interim Financing Secured Notes, as defined in the Plan of Arrangement) (plus all accrued and unpaid interest on such principal amount) will be forgiven, settled and extinguished, and the Remaining Secured Notes (as defined in the Plan of Arrangement) will be exchanged for:

(i)	Secured Debentures in an aggregate principal amount equal to the Initial Principal Amount,

(ii)	Unsecured Debentures in an aggregate principal amount equal to $4,999,999.96, and

(iii)

Common Shares representing 48.625% of the issued and outstanding Common Shares as of the Closing Date (prior to the issuance of Common Shares pursuant to the Parent Company’s emergence incentive plan);

(c)

all existing options and warrants to purchase Common Shares, including the Debenture Warrants and the Exchange Warrants (each as defined in the Original Agreement) issued to the Secured Lenders, other than the New Lenders, pursuant to the Original Agreement, and all other Affected Equity (as defined in the Plan of Arrangement) will be cancelled and extinguished for no consideration;

(d)

a certain amount of the aggregate $60,000,000 principal amount of unsecured debentures of the Parent Company (plus all accrued and unpaid interest on such principal amount) will be forgiven, settled and extinguished, and the Remaining Unsecured Debentures (as defined in the Plan of Arrangement) will be exchanged for:

(i)	Unsecured Debentures in an aggregate principal amount equal to $15,000,000, and

(ii)

Common Shares representing 48.625% of the issued and outstanding Common Shares as of the Closing Date (prior to the issuance of Common Shares pursuant to the Parent Company’s emergence incentive plan);

(e)

immediately following the Restructuring Closing, on the Closing Date, the Issuer shall increase the Initial Principal Amount of the Secured Debentures by the Additional Principal Amount (together, the “Issued Principal Amount”), with the Issued Principal Amount being held by and allocated among the Secured Lenders in the amounts set forth on Schedule 2.1.

WHEREAS the Secured Debentures will carry an 8% payment-in-kind annual interest rate (compounding quarterly), will be non-convertible and will mature five years after the Closing Date;

WHEREAS the Unsecured Debentures will be unsecured and subordinate to the Secured Debentures and will carry an 8% payment-in-kind annual interest rate (compounding quarterly), will be non-convertible and will mature five years after the Closing Date, and will be issued pursuant to the terms of an Unsecured Debenture Agreement dated on or about the Closing Date (the “Unsecured Debenture Agreement”);

WHEREAS the parties hereto have agreed to enter into this Agreement to amend and restate the Original Agreement and provide for the issuance of the Secured Debentures in connection with the Plan of Arrangement and Final Order;

NOW THEREFORE THIS AGREEMENT WITNESSES THAT, in consideration of the premises, the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

INTERPRETATION

1.1 DEFINITIONS

For the purposes of this Agreement, except as otherwise expressly provided herein, the following words and phrases will have the following meanings:

(a)

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that, for the avoidance of doubt, the Secured Lenders and their Affiliates shall not be considered Affiliates of the Parent Company or any of its subsidiaries. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, “Controlling” and “Controlled” have meanings correlative thereto;

(b)	“Additional Principal Amount” means $25,000,000.

(c)	“Additional Principal Amount Lenders” means the Secured Lenders who have agreed to purchase Secured Debentures equal to the Additional Principal Amount as set forth on Schedule 2.2.

(d)

“Agreement” means this agreement, including the Schedules to this agreement, as it or they may be amended or supplemented from time to time, and all instruments supplementing or amending or confirming this agreement and references to “Article”, “Exhibit”, “Section” or “Schedule” mean the specified article, exhibit, section or schedule of this agreement;

(e)

“Articles” means the notice of articles of the Parent Company dated November 15, 2013 as amended on August 4, 2016, as the same may be further amended, replaced, restated or otherwise modified from time to time;

(f)

“Business” means the business carried on by the Parent Company (including the business of each of its subsidiaries) from time to time as described in the Parent Company’s public filings made under the Parent Company’s issuer profile on SEDAR or EDGAR;

(g)

“Business Day” means any day except Saturday, Sunday or any day on which banks are generally not open for business in the City of Vancouver, British Columbia, City of Toronto, Ontario or New York, New York;

(h)

“Canadian Pension Plan” means a “registered pension plan”, as such term is defined in subsection 248(1) of the Income Tax Act, or is subject to the funding requirements of applicable pension benefits legislation in any Canadian jurisdiction and which is or was sponsored, administered or contributed to, or required to be contributed to, by any Credit Party or under which any Credit Party has or may incur any actual or contingent liability, and for the avoidance of doubt, a “Canadian Pension Plan” shall not include a Pension Plan;

(i)

“Canadian Securities Laws” means, collectively, all applicable securities laws of each of the Qualifying Provinces and the respective rules and regulations under such laws together with applicable published policy statements, blanket orders, instruments and notices of the Securities Commissions and all discretionary orders or rulings, if any, of the Securities Commissions made in connection with the transactions contemplated by this Agreement;

(j)	“Change of Control Transaction” means:

(i)

an event as a result of or following which any Person, or group of Persons “acting jointly or in concert” within the meaning of Canadian Securities Laws beneficially owns or exercises control or direction over an aggregate of more than 50% of the then outstanding Common Shares,

(ii)	an event as a result of or following which the Issuer or any Subsidiary is not wholly owned (if wholly owned as of the date hereof), directly or indirectly, by the Parent Company,

(iii)

the sale or other transfer of all or substantially all of the consolidated assets of the Parent Company, or a sale, transfer, conveyance or lease of all or any substantial part of the assets of any Subsidiary, or the sale or assignment, with or without recourse, of any of its receivables, or

(iv)

a sale, merger, reorganization or other similar transaction or series of transactions involving the Parent Company unless the previous holders of the Common Shares hold at least 50% of the voting shares of such merged, reorganized or other continuing entity, provided, however, that a Change of Control Transaction shall not include the transactions contemplated by the Plan of Arrangement;

(k)	“CGX” has the meaning given to it in Section 4.10(e);

(l)	“Closing” means completion of the transactions contemplated by this Agreement in accordance with Article 2 of this Agreement and occurring on the Closing Date;

(m)	“Closing Date” means the Business Day on which all of the conditions set forth in Section 3.1 are satisfied, which shall be the same date as the “Effective Date” in the Plan of Arrangement;

(n)	“Closing Time” shall mean the same time as the “Effective Time” in the Plan of Arrangement, or such other time on the Closing Date as the parties may agree;

(o)	“Collateral” has the meaning as given to it in each respective Security Document;

(p)	“Collateral Agent” means Gotham Green Admin 1, LLC, in its capacity as collateral agent for the Secured Lenders, or any successor agent appointed pursuant to Section 25.8;

(q)	“Common Shares” means the fully paid and non-assessable common shares in the share capital of the Parent Company, as constituted from time to time;

(r)

“Control Agreement” means a control agreement, in form and substance reasonably satisfactory to the Collateral Agent, executed and delivered by the applicable Credit Party, the Collateral Agent and the applicable securities intermediary or bank, which agreement is sufficient to give the Collateral Agent “control” over each of such Credit Party’s securities accounts, deposit accounts or investment property, as the case may be;

(s)

“Controlled Group” means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control and all members of an affiliated service group which, together with a Credit Party, are treated as a single employer under Section 414 of the U.S. Tax Code or Section 4001 of ERISA;

(t)	“Court” means the Supreme Court of British Columbia;

(u)	“Credit Parties” means, collectively, the Parent Company, the Issuer, and each other Subsidiary, and each is a “Credit Party”;

(v)	“CSE” means the Canadian Securities Exchange;

(w)

“Debtor Relief Laws” means the Bankruptcy Reform Act of 1996 as amended or any Canadian counterpart, Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada), the Bankruptcy Code of the United States, the Canada Business Corporations Act or the arrangement or reorganization provisions of any other comparable Canadian provincial or territorial legislation, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, preference, arrangement, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally;

(x)	“Deferred Professional Fees” has the meaning given to it in Article 17 and in the amounts as of the Closing Date set forth in Schedule 17;

(y)	“Disclosure Documents” has the meaning given to it in Section 4.16(b);

(z)	“EDGAR” means the Electronic Data Gathering, Analysis, and Retrieval System as found at www.sec.gov/edgar

(aa)	“Environment” means indoor air, ambient air, surface water, groundwater, drinking water, land surface, subsurface strata and natural resources such as wetlands, flora and fauna;

(bb)

“Environmental Laws” means any applicable Law relating to pollution, protection of the Environment and natural resources, pollutants, contaminants, or chemicals or any toxic or otherwise hazardous substances, wastes or materials, or the protection of human health and safety as it relates to any of the foregoing, including any applicable provisions of the United States Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended;

(cc)

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of investigation and remediation, fines, penalties or indemnities), of or relating to the Credit Parties (or any one or more of them) directly or indirectly resulting from or based upon (a) violation of, or liability under or relating to, any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the actual or alleged presence, Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing;

(dd)	“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law;

(ee)

“Equity Interest” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, or any warranty, options or other rights to acquire such interests;

(ff)	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended;

(gg)	“Event of Default” has the meaning given to it in Section 6.1;

(hh)	“Excluded Laws” has the meaning given to it in the definition of “Laws”;

(ii)

“Final Order” shall mean that certain final order of the Supreme Court of British Columbia dated October 5, 2020 approving the Plan of Arrangement in In the matter of Part 9, Division 5, Section 291 of the Business Corporations Act S.B.C. 2002, c. 57, as amended and in the matter of a proposed arrangement of iAnthus Capital Holdings, Inc. and iAnthus Capital Management, LLC, and involving S8 Rental Services, LLC, MPX Bioceutical ULC, Bergamot Properties, LLC, iAnthus Holdings Florida, LLC, Growhealthy Properties, LLC, Fall River Development Company, LLC, CGX Life Sciences Inc., GTL Holdings, LLC, iAnthus Empire Holdings, LLC, Ambary, LLC, Pakalolo, LLC, iAnthus Arizona, LLC, S8 Management, LLC, Scarlet Globemallow, LLC, GHHIA Management, Inc., McCrory’s Sunny Hill Nursery, LLC, IA IT, LLC, Pilgrim Rock Management , LLC, Mayflower Medicinals, Inc., IMT, LLC, Greenmart of Nevada NLV, LLC, iAnthus New Jersey, LLC, IA CBD, LLC, Citiva Medical, LLC, Grassroots Vermont Management Services, LLC and FWR, Inc.

(jj)	“Financial Statements” has the meaning given to it in Section 4.16(b);

(kk)

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), which are applicable to the circumstances as of the date of determination, and consistently applied;

(ll)

“Gotham Lenders” means, collectively, Gotham Green Fund 1, L.P., Gotham Green Fund 1 (Q), L.P., Gotham Green Fund II, L.P., Gotham Green Fund II (Q), L.P., Gotham Green Credit Partners SPV 1, L.P., and Gotham Green Partners SPV V, L.P., and their respective permitted successors and assigns;

(mm)

“Governmental Body” means any government, parliament, legislature, regulatory authority, agency, commission, board or court or other law, rule, or regulation-making entity having or purporting to have jurisdiction on behalf of any nation or state or province or other subdivision thereof including any municipality or district;

(nn)	“Guarantor” has the meaning provided in the Guaranty and Security Agreement;

(oo)	“Guaranty and Security Agreement” has the meaning provided in the definition of “Security Documents”;

(pp)

“Hazardous Materials” means all materials, pollutants, contaminants, chemicals, compounds, constituents, substances or wastes, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, lead, radon gas, pesticides, fungicides, fertilizers, or toxic mold that are regulated pursuant to, or which could give rise to liability under, applicable Environmental Law;

(qq)	“IFRS” means the international financial reporting standards adopted by the International Accounting Standards Board;

(rr)

“Immaterial Subsidiary” means any subsidiary of the Parent Company that (a) did not, as of the last day of the fiscal quarter of the Parent Company most recently ended, have assets with a value in excess of one percent (1%) of the assets of the Parent Company and its subsidiaries on a consolidated basis or revenues representing in excess of one percent (1%) of total revenues of the Parent Company and its subsidiaries on a consolidated basis as of such date and (b) taken together with all Persons determined to be Immaterial Subsidiaries in the foregoing clause (a) as of the last day of the fiscal quarter of the Parent Company most recently ended, did not have assets with a value in excess of five percent (5%) of the assets of the Parent Company and its subsidiaries on a consolidated basis or revenues representing in excess of five percent (5%) of total revenues of the Parent Company and its subsidiaries on a consolidated basis as of such date. The Immaterial Subsidiaries in existence on the Closing Date are set forth on Schedule 4.5;

(ss)	“Income Tax Act” means the Income Tax Act (Canada), as amended from time to time;

(tt)

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following: (i) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (ii) the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all outstanding letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, and similar instruments issued or created by or for the account of such Person; (iii) net obligations of such Person under any swap contract; (iv) all obligations of such Person to pay the deferred purchase price of property or services (other than (1) trade payables and accrued expenses payable in the ordinary course of business, including amounts that are over 90 days past due of up to $1,000,000.00 (excluding fees and expenses of Company Advisors (as defined in the Plan of Arrangement) in connection with the Recapitalization Transaction or other advisors of the Credit Parties in connection with matters disclosed on Schedules 4.9(m) and 4.10(a) hereof, Deferred Professional Fees and accrued and unpaid interest thereon, and any other fees and expenses provided for under Article 17 of this Agreement and the Unsecured Debenture Agreement) in the aggregate at any given time, (2) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (3) accruals for payroll and other liabilities accrued in the ordinary course); (v) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (vi) capital lease obligations that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, except for ASC 842 leases; and (vii) to the extent not otherwise included above, all guarantees and other contingent obligations of such Person, but excluding endorsements for collection or deposit and customary and reasonable indemnity obligations entered into in the ordinary course of business;

(uu)	“Indemnified Liabilities” has the meaning given to it in Section 8.1(a);

(vv)	“Indemnified Parties” has the meaning given to it in Section 8.1(a);

(ww)	“Initial Principal Amount” means the aggregate principal amount of the Secured Debentures as of the Restructuring Closing, being $99,736,842.05;

(xx)

“Intellectual Property” means all trade or brand names, business names, trademarks, service marks, copyrights, patents, patent rights, licenses, industrial designs, know-how (including trade secrets and other unpatented or patentable proprietary or confidential information, systems or procedures), computer software, inventions, designs and other industrial or intellectual property of any nature whatsoever;

(yy)	“Intellectual Property Security Agreement” has the meaning provided in the definition of “Security Documents”;

(zz)

“Intercompany Note” means the amended and restated intercompany note made by the Credit Parties on the Closing Date, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof;

(aaa)

“Investments” means each of the investments, loans, management services agreements, real estate holdings and Intellectual Property of the Parent Company disclosed in filings on SEDAR or EDGAR pursuant to which the Parent Company conducts its operations;

(bbb)

“Investor Rights Agreement” means that certain investor rights agreement dated as of the Closing Date, by and among the Parent Company, the Issuer and the “Investors” party thereto (as such term is defined therein), as amended, restated, supplemented or otherwise modified from time to time;

(ccc)	“Issued Principal Amount” has the meaning given to it in the recitals;

(ddd)	“Issuer” has the meaning given to it in the preamble;

(eee)

“Laws” means all laws, statutes, codes, ordinances, decrees, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, policies, voluntary restraints, guidelines of any Governmental Body, or any provisions of the foregoing, including general principles of common and civil law and equity, binding on or affecting the Person referred to in the context in which such word is used, whether applicable in Canada or the United States or any other jurisdiction; and “Law” means any one of them. Notwithstanding the foregoing, the definition of Laws excludes any U.S. federal laws, Canadian federal, provincial or territorial laws, statutes, codes, ordinances, decrees, rules, regulations which apply to the production, trafficking, distribution, processing, extraction, sale, or any transactions promoting the business or involving the proceeds of marijuana (cannabis) and related substances (collectively, the “Excluded Laws”); provided, however, that Excluded Laws shall not include any provision of the U.S. Tax Code, including, without limitation, Section 280E of the U.S. Tax Code;

(fff)	“Leased Premises” has the meaning given to it in Section 4.11(k);

(ggg)	“Licenses” has the meaning given to it in Section 4.9(l) and “License” means any of them;

(hhh)

“Lien” means any mortgage, charge, pledge, hypothecation, security interest, assignment, lien (statutory or otherwise), charge, title retention agreement or arrangement, restrictive covenant or other encumbrance of any nature, or any other arrangement or condition which, in substance, secures payment or performance of an obligation;

(iii)	“Loss” has the meaning given to it in Section 8.1(a);

(jjj)

“Material Adverse Effect” means any change, effect, event, situation or condition that is materially adverse to the business, results or operations, properties or financial condition of the Parent Company and its subsidiaries taken as a whole; provided, however, that in determining whether there has been a “Material Adverse Effect”, any adverse effect attributable to the following shall be disregarded: (a) events, changes, developments, conditions or circumstances in worldwide, national or local conditions or circumstances (political, economic, regulatory or otherwise) that adversely affect the Parent Company’s industry generally unless there is a disproportionate adverse impact on the Parent Company, its subsidiaries or any Affiliate, taken as a whole, (b) an outbreak or escalation of war, armed hostilities, acts of terrorism, political instability or other national calamity, crisis or emergency, including pandemics, or any governmental response to any of the foregoing, in each case, whether occurring within or outside of Canada or the United States unless there is a disproportionate adverse impact on the Parent Company, its subsidiaries or any Affiliate, taken as a whole, (c) any change in law or accounting policies (and any changes resulting therefrom) unless there is a disproportionate adverse impact on the Parent Company, its subsidiaries or any Affiliate, taken as a whole, (d) epidemics, pandemics and other public health emergencies, including those related to the novel coronavirus known as COVID-19; (e) steps or actions reasonably necessary to be taken pursuant to the Restructuring Support Agreement or the Plan of Arrangement, or (f) any action or omission of any Credit Party taken with the prior written consent of the Requisite Secured Lenders;

(kkk)	“Mortgaged Properties” and “Mortgaged Property” have the meanings given to them in Section 4.19(b);

(lll)

“Mortgages” means collectively, the deeds of trust, trust deeds, deeds to secure debt, hypothecs and mortgages made by the Credit Parties in favor or for the benefit of the Collateral Agent on behalf of the Secured Lenders creating and evidencing a Lien on a Mortgaged Property in form and substance reasonably satisfactory to the Collateral Agent with such terms and provisions as may be required by the applicable Laws of the relevant jurisdiction, and any other mortgages executed and delivered pursuant to Section 4.20(n), in each case, as the same may from time to time be amended, restated, supplemented, or otherwise modified;

(mmm)	“MPX Obligations” means the items set forth on Schedule 4.20(s);

(nnn)	“Multiemployer Pension Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Credit Party may have any liability;

(ooo)

“New Jersey Debt” means all Indebtedness and other obligations of the applicable Credit Parties arising under those certain Senior Secured Bridge Notes due February 2, 2023, made by iAnthus New Jersey, LLC and guaranteed by the Parent Company on February 2, 2021, in favor of Gotham Green Fund II, L.P., Gotham Green Fund II (Q), L.P., [*], [*], [*], and [*], in the original aggregate principal amount of $11,000,000;

(ppp)	“New Lenders” has the meaning given to it in the recitals;

(qqq)	“NI 51-102” means National Instrument 51-102 – Continuous Disclosure Obligations as such instrument is in effect in the Province of Ontario as of the Restructuring Closing;

(rrr)

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, each Credit Party arising under any Transaction Agreement or otherwise with respect to this Agreement or any Secured Debenture, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Credit Parties under the Transaction Agreements include (i) the obligation (including guarantee obligations) to pay principal, interest, reimbursement obligations, charges, expenses, fees, attorneys’ fees, indemnities and other amounts payable by the Credit Parties under any Transaction Agreement and (ii) the obligation of the Credit Parties to reimburse any amount in respect of any of the foregoing that any Secured Lender, in its sole discretion, may elect to pay or advance on behalf of such Person;

(sss)	“Observers” and “Observer” have the meanings ascribed thereto in Section 4.20(g);

(ttt)	“Original Agreement” has the meaning given to it in the recitals;

(uuu)	“OSC” means the Ontario Securities Commission;

(vvv)	“OTC” means the OTCQB – The Venture Market or the OTCQX – Best Market;

(www)	“PBGC” means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA;

(xxx)

“Pension Plan” means a “pension plan”, as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Pension Plan) and as to which any Credit Party has or may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA, and, for the avoidance of doubt, “Pension Plan” shall not include a Canadian Pension Plan;

(yyy)	“Permits” means all licenses, permits, approvals, consents, certificates, registrations and authorizations (whether governmental, regulatory or otherwise);

(zzz)	“Permitted Liens” has the meaning given to it in Section 4.20(r) and “Permitted Lien” means any one of them;

(aaaa)

“Person” means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, corporation with or without share capital, company, limited liability company, unlimited liability company, unincorporated organization, association, trust, trustee, executor, administrator or other legal personal representative, Governmental Body, authority or entity however designated or constituted;

(bbbb)

“Personal Information” means any information about a Person and includes information contained in this Agreement and the documents to be delivered by such Person in connection with the transactions contemplated herein;

(cccc)

“Plan of Arrangement” means that certain amended and restated Plan of Arrangement of the Parent Company and the Issuer dated August 6, 2020, filed in the Court under Section 288 of the Business Corporations Act (British Columbia);

(dddd)	“Proceeds” means the proceeds of the loans funded by the Secured Lenders to the Issuer on the Closing Date;

(eeee)	“Professional Fees” has the meaning given to it in Section 2.2;

(ffff)

“Purchase Price” has the meaning given to it in Section 2.2 (for the avoidance of doubt, the amount to be received by the Issuer being less applicable deductions for Professional Fees as set forth in Schedule 2.3);

(gggg)	“Qualifying Provinces” means all provinces of Canada, other than the Province of Quebec;

(hhhh)

“Reaffirmation Agreement” means that certain agreement executed by each Credit Party to the Original Agreement on the Closing Date in which each Credit Party ratifies and reaffirms all of its payment and performance obligations and liabilities under the Original Agreement and Transaction Agreements (as defined therein), except as provided for in the Plan or Arrangement (including without limitation the releases set out in Article 5 of the Plan of Arrangement) and as amended and restated hereunder or under the Transaction Agreements;

(iiii)	“Real Properties” has the meaning given to it in Section 4.11(j);

(jjjj)

“Registration Rights Agreement” means that certain registration rights agreement dated as of the Closing Date, by and among the Parent Company, the Issuer and the “Holders” party thereto (as such term is defined therein), as amended, restated, supplemented or otherwise modified from time to time;

(kkkk)	“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migrating in, into, onto or through the Environment;

(llll)	“Requisite Secured Lenders” means the Secured Lenders who together hold at least 66 2/3% of all of the Secured Debentures held by all Secured Lenders at the time a determination is made.

(mmmm)	“Restructuring Closing” means the completion of all transactions contemplated under the Plan of Arrangement;

(nnnn)

“Restructuring Support Agreement” means that certain Restructuring Support Agreement dated as of July 10, 2020, as amended, by and among the Parent Company, the Subsidiaries signatory thereto, the Lenders (as defined therein) party thereto, the Consenting Debenture Holders (as defined therein) party thereto, and each other Person that becomes a party thereto from time to time, as may be further amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof;

(oooo)	“Section 3(a)(10) Exemption” has the meaning given to it in Section 4.7(b);

(pppp)	“Secured Debenture Certificates” means the certificates representing the Secured Debentures, as amended, restated, supplemented or otherwise modified from time to time;

(qqqq)

“Secured Debentures” means the 8.0% senior secured debentures due June 24, 2027 issued by the Issuer to the Secured Lenders on the Closing Date in connection with the Plan of Arrangement (including the debentures being defined as “New Secured Notes” under the Plan of Arrangement) in the Issued Principal Amount;

(rrrr)

“Secured Lenders” has the meaning given to it in the recitals (and for certainty includes without limitation the Additional Principal Amount Lenders) and includes their permitted successors and assigns;

(ssss)	“Securities Commissions” means collectively, the applicable securities commission or securities regulatory authority in each of the Qualifying Provinces;

(tttt)	“Security Agreements” has the meaning provided in the definition of “Security Documents”;

(uuuu)

“Security Documents” means the Secured Debenture Certificates and all other security and/or guarantees granted by any Credit Party, or any other Person from time to time in favour of the Secured Lenders, or the Collateral Agent for the benefit of the Secured Lenders, as security for the Credit Parties’ Obligations, including, without limitation, the Amended and Restated Guaranty and Security Agreement entered into among the Subsidiaries located in the United States and the Collateral Agent on or about the Closing Date, as amended, restated, supplemented or otherwise modified from time to time (the “Guaranty and Security Agreement”), the Amended and Restated Guaranty and Pledge Agreement entered into among the Parent Company, MPX Bioceutical ULC and the Collateral Agent on or about the Closing Date, as amended, restated, supplemented or otherwise modified from time to time (the “Guaranty and Pledge Agreement”), the Second Amended and Restated General Security Agreement entered into among the Parent Company and the Collateral Agent on or about the Closing Date, as amended, restated, supplemented or otherwise modified from time to time (the “iAnthus GSA”), and the Amended and Restated General Security Agreement entered into among MPX Bioceutical ULC and the Collateral Agent on or about the Closing Date, as amended, restated, supplemented or otherwise modified from time to time (the “MPX GSA”), and the Amended and Restated Irrevocable Power of Attorney entered into by the Parent Company on or about the Closing Date, as amended, restated, supplemented or otherwise modified from time to time (the “MPX Power of Attorney”), the Trademark Security Agreement entered into among the Credit Parties and the Collateral Agent on or about the Closing Date, as amended, restated, supplemented or otherwise modified from time to time (the “Trademark Security Agreement”), the Amended and Restated Collateral Assignment of Contract Rights entered into among the Credit Parties and the Collateral Agent on the Closing Date, as amended, restated, supplemented or otherwise modified from time to time (the “Collateral Assignment Agreement” and collectively, with the Guaranty and Security Agreement, the Guaranty and Pledge Agreement, the iAnthus GSA, the MPX GSA, the MPX Power of Attorney, and the Trademark Security Agreement, the “Security Agreements”), the Mortgages, any other share pledge granted by the Parent Company or any of its subsidiaries, any other general security agreement or intellectual property security agreement granted by the Parent Company or any of its subsidiaries, in favour of the Secured Lenders, or the Collateral Agent for the benefit of the Secured Lenders, and any other guarantee granted by the Parent Company or any of its subsidiaries in favour of the Secured Lenders, or the Collateral Agent for the benefit of the Secured Lenders, in each case as amended, restated, supplemented or otherwise modified from time to time;

(vvvv)	“SEDAR” means the System for Electronic Document Analysis and Retrieval as found at www.sedar.com;

(wwww)

“Solvent” means, with respect to a Person, that (a) the fair value (as calculated according to the Parent Company’s quarterly and annual financial statements in accordance with GAAP) of the assets of such Person and its Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of such Person and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) such Person and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured and (d) such Person and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability;

(xxxx)

A “subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which (i) a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, (ii) more than half of the issued share capital is at the time beneficially owned or (iii) the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person;

(yyyy)

“Subsidiary” means any subsidiary of the Parent Company other than the Immaterial Subsidiaries. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Parent Company;

(zzzz)

“Taxes” means all present and future taxes (including income tax, capital tax, payroll taxes, employer health tax, workers’ compensation payments, property taxes, sales taxes, custom and land transfer taxes), duties, royalties, levies, imposts, assessments, reassessments, deductions, charges or withholdings and all liabilities with respect thereto including any penalty and interest payable with respect thereto;

(aaaaa)

“Transaction Agreements” means this Agreement and all agreements, certificates and other instruments and documents delivered or given pursuant thereto, including, without limitation, the Reaffirmation Agreement, Security Documents, Intercompany Note, the Secured Debenture Certificates, the Investor Rights Agreement, and the Registration Rights Agreement, in each case as may be amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof;

(bbbbb)	“United States” or “U.S.” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia;

(ccccc)	“Unsecured Debenture Agreement” has the meaning given to it in the recitals;

(ddddd)	“Unsecured Debenture Certificates” means the certificates representing the Unsecured Debentures, as amended, restated, supplemented or otherwise modified from time to time;

(eeeee)

“Unsecured Debentures” means the 8.0% unsecured debentures due June 24, 2027 issued by the Issuer to the Unsecured Lenders on the Closing Date in accordance with the Plan of Arrangement (such debentures being defined as “New Unsecured Notes” under the Plan of Arrangement), in the initial aggregate principal amount of $20,000,000;

(fffff)

“Unsecured Transaction Agreements” means the Unsecured Debenture Agreement and all agreements, certificates and other instruments and documents delivered or given pursuant thereto or entered into in connection thereto, including, without limitation, the Plan of Arrangement, Final Order, Unsecured Debentures, and the Unsecured Debenture Certificates, in each case as may be amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof;

(ggggg)	“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

(hhhhh)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

(iiiii)	“U.S. Securities Laws” means the United States federal securities laws, including, without limitation, the U.S. Securities Act and the U.S. Exchange Act, and applicable state securities laws;

(jjjjj)	“U.S. Tax Code” mean the United States Internal Revenue Code of 1986, as amended;

(kkkkk)	“[*]” has the meaning given to it in Section 4.10(e); and

(lllll)	“[*]” has the meaning given to it in Section 4.10(e).

1.2 SCHEDULES AND EXHIBITS

The following are the schedules and exhibits attached to this Agreement:

Schedule 1.6	Existing Consents
Schedule 2.1	Secured Lender Allocations
Schedule 2.2	Additional Principal Amount Lender Allocations
Schedule 2.3	Purchase Price Allocations
Schedule 4.2	Dissolved Credit Parties
Schedule 4.3(a)	Capital of the Parent Company
Schedule 4.3(b)	Option to Purchase Common Shares of the Parent Company
Schedule 4.4	Shareholder Agreements
Schedule 4.5	Subsidiaries
Schedule 4.9	Compliance with Laws
Schedule 4.9(m)	Notices of Defect
Schedule 4.10(a)	Litigation and Other Proceedings
Schedule 4.11(a)(i)	Owned and Leased Property
Schedule 4.11(a)(ii)	Claims Restricting Use of Transfer of Property or Assets
Schedule 4.11(c)	Material Agreements of Credit Parties
Schedule 4.11(k)	Lease Defaults
Schedule 4.16	Financial, Tax and Disclosure Matters
Schedule 4.20(r)	Permitted Liens
Schedule 4.20(s)	Existing Indebtedness
Schedule 4.20(t)	Investments
Schedule 4.20(u)	Transactions with Affiliates
Schedule 4.20(v)	Permitted Subsidiary Change of Control Transactions
Schedule 4.20(x)	Use of Proceeds
Schedule 4.20(dd)	Permitted Asset Dispositions
Schedule 4.20(ee)	Post-Closing Covenants
Schedule 17	Deferred Professional Fees
Schedule 18	Notice Information
Exhibit “A”	Form of Secured Debenture Certificate

1.3 HEADINGS

The inclusion of headings in this Agreement are for convenience of reference only and shall not affect the construction or interpretation hereof. The terms “this Agreement”, “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular section or other portion hereof and include any agreement supplemental hereto.

1.4 GENDER AND NUMBER

Words importing the singular number only shall include the plural and vice versa, and words importing the masculine gender shall include the feminine gender and neuter.

1.5 CURRENCY

Unless otherwise noted, all references to currency shall be United States dollars and all payments contemplated herein shall be paid in United States funds, by certified cheque, bank draft or wire transfer of immediately available funds.

1.6 ENTIRE AGREEMENT

This Agreement together with the other Transaction Agreements constitutes the entire agreement between the parties and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, including, without limitation, the Original Agreement and that certain confidentiality agreement dated March 19, 2018 between Gotham Green Partners, LLC and the Parent Company; provided, however, that the consents provided under the Original Agreement by the Collateral Agent and/or the Secured Lenders (other than the New Lenders), as set forth on Schedule 1.6 hereto, shall remain in full force and effect. There are no other agreements between the parties in connection with the subject matter hereof except as specifically set forth or referred to herein or therein. To the extent that any provisions of this Agreement are inconsistent with the provisions of the Plan of Arrangement, then the terms of the Plan of Arrangement shall be paramount and prevail to the extent of the inconsistency. For greater certainty, the rights of the Secured Lenders under (i) the Registration Rights Agreement, (ii) Investor Rights Agreement, and (ii) any Unsecured Transaction Agreements, in each case to which they are now or hereafter become a party are separate from and in addition to the rights of such Secured Lenders hereunder (including without limitation in connection with the provisions which address the same subject matter herein and therein).

The description of the Secured Debentures herein is a summary only and is subject to the specific attributes and detailed provisions set forth in the Secured Debenture Certificates. In case of any inconsistency between the description of the Secured Debentures in this Agreement and the terms of the Secured Debentures as set forth in the Secured Debenture Certificates, the provisions of the Secured Debenture Certificates shall govern.

1.7 TIME OF ESSENCE

Time shall be of the essence of this Agreement and of every part hereof and no extension or variation of this Agreement shall operate as a waiver of this provision.

1.8 TO THE KNOWLEDGE

Where any representation or warranty contained in this Agreement is expressly qualified by reference to the knowledge of the Parent Company, the Parent Company confirms that it has made due and diligent inquiry of such Persons (including appropriate employees, officers and directors of the Parent Company and its Affiliates) as it reasonably and in good faith considers necessary to verify the accuracy of the matters that are the subject of the representations and warranties.

1.9 LANGUAGE

The parties hereby acknowledge that they have expressly required this Agreement and all notices, statements of account and other documents required or permitted to be given or entered into pursuant hereto to be drawn up in the English language only. Les parties reconnaissent avoir expressment demandé que la présente Convention ainsi que tout avis, tout état de compte et tout autre document à être ou pouvant être donné ou conclu en vertu des dispositions des présentes, soient rédigés en langue anglaise seulement.

1.10 JOINDER OF THE NEW LENDERS

By its execution of this Agreement, each of the Persons identified on the signature pages hereto as a New Lender hereby confirms and agrees that, as of the Closing Date, it shall be and become a party to this Agreement as a Secured Lender and shall have all of the rights and be obligated to perform all of the obligations of a Secured Lender hereunder with their respective commitment of the Issued Principal Amount equal to the amounts set forth on Schedule 2.1 attached hereto. On and after the Closing Date, all references to “Secured Lenders” herein shall be deemed to include the New Lenders unless specifically otherwise indicated herein.

ARTICLE 2

ISSUANCE OF SECURED DEBENTURES; CLOSING CONDITIONS

2.1 ISSUANCE OF SECURED DEBENTURES; RESTRUCTURING CLOSING

In reliance upon the representations, warranties and covenants set out in this Agreement and the Restructuring Support Agreement and the Restructuring Closing and effectiveness of the Plan of Arrangement, the Issuer agrees to issue to the Secured Lenders at the Restructuring Closing, and the Secured Lenders agree to accept, the Secured Debentures. On the Closing Date, the Issuer shall execute and deliver to each Secured Lender a Secured Debenture Certificate in the amount opposite such Secured Lender’s name on Schedule 2.1.

2.2 ISSUANCE OF THE ADDITIONAL PRINCIPAL AMOUNT

Immediately after Restructuring Closing, on the Closing Date, the Additional Principal Amount Lenders shall pay the purchase price equal to the Additional Principal Amount (the “Purchase Price”), less any applicable amounts to cover the Credit Parties’ obligations to pay the fees, expenses and costs incurred by the Credit Parties, the Secured Lenders and Collateral Agent, including the Additional Principal Amount Lenders, and the lenders party to the Unsecured Debenture Agreement and payable in connection with this Agreement, the Unsecured Debenture Agreement, the Restructuring Support Agreement, and the Plan of Arrangement (collectively, the “Professional Fees”), pursuant to a written letter of instruction from the Issuer and the Parent Company to the Additional Principal Amount Lenders (the “Credit Party Payment Direction”). In reliance upon the representations, warranties and covenants set out in this Agreement, the Additional Principal Amount Lenders hereby agree to subscribe for and purchase from Issuer, and Issuer agrees to issue and sell to the Additional Principal Amount Lenders, on the Closing Date, $25,000,000 aggregate principal amount of the Secured Debentures to be allocated in the amounts opposite each Additional Principal Amount Lender’s name on Schedule 2.2. For the avoidance of doubt, the Professional Fees shall reduce both the Purchase Price and proceeds from the issuance of the Secured Debentures without reduction of Issued Principal Amount of the Secured Debentures.

2.3 IRREVOCABLE DIRECTION

On the Closing Date (prior to the Restructuring Closing), the Additional Principal Amount Lenders shall deliver or cause to be delivered the Purchase Price to the Issuer, less any applicable deductions for payment of Professional Fees, as set forth on Schedule 2.3 and in accordance with the Credit Party Payment Direction.

2.4 ISSUANCE OF CERTIFICATES

Immediately following Restructuring Closing, on the Closing Date, the Issuer shall issue to the Secured Lenders, the Secured Debentures to be issued pursuant to Sections 2.1 and 2.2, and shall execute and deliver to the Secured Lenders certificates representing the Secured Debenture Certificate(s) and registered in the name of the Secured Lenders or as they may otherwise direct in writing, against delivery of the Purchase Price (less any applicable deductions for the Professional Fees) and the other consideration delivered by the Secured Lenders in connection with the Restructuring Closing and the Plan of Arrangement.

ARTICLE 3

CLOSING ARRANGEMENTS AND CONDITIONS

3.1 SECURED LENDERS’ CONDITIONS

The Secured Lenders or Collateral Agent may require that each or any of the following conditions be satisfied as a condition to accepting the Secured Debentures and closing the transactions contemplated under this Agreement:

(a)	the transactions described in the Plan of Arrangement have been approved by all Governmental Bodies which have jurisdiction over any Credit Party and whose approval is required under applicable Law;

(b)	the Secured Lenders shall have received the Secured Debenture Certificates, duly executed by the Issuer;

(c)	the Secured Lenders shall have received each of the Transaction Agreements to be entered into on the Closing Date, each duly executed by each Credit Party party thereto;

(d)

the Collateral Agent and the Secured Lenders shall have received payment for all applicable Professional Fees, which the parties hereto acknowledge and agree may be deducted from the Purchase Price to the extent such Professional Fees are not subject to a deferred compensation plan as set forth in Schedule 17;

(e)

the Credit Parties shall have completed all necessary steps and all necessary proceedings shall have been taken to authorize, and all required consents shall have been obtained to permit, the transactions contemplated hereby;

(f)

(i) the issuance of the Secured Debentures to each Secured Lender shall be legally permitted by all Laws to which each Secured Lender and each of the Issuer, the Parent Company and each other Credit Party is subject, and (ii) all authorizations, approvals or permits of, or filings with, any Governmental Body that are required by Law in connection with each of (x) the lawful issuance of the Secured Debentures by the Issuer and (y) the delivery and performance of obligations by any Credit Party under the Transaction Agreements, shall have been duly obtained by the Issuer and shall be effective;

(g)

the representations and warranties of each Credit Party contained in each Transaction Agreement shall be true and correct at the Closing Time and each Credit Party shall have performed and complied with all of the terms, covenants, agreements and conditions to be performed or complied with by it under each Transaction Agreement at or prior to the Closing Time (other than any failure to perform or comply with such terms, covenants, agreements and conditions which the Collateral Agent has waived in writing);

(h)	no Event of Default shall have occurred and be continuing, after giving effect to the waivers and releases contemplated under the Plan of Arrangement;

(i)

on the Closing Date, each Credit Party shall have executed and delivered, or caused to be executed and delivered, to the Secured Lenders, a certificate signed by the appropriate officers of such Person certifying, inter alia, as to the (i) Articles and notice of articles of the Parent Company, and all constating, organizational or governing documents of each Subsidiary, (ii) resolutions of the board of directors, managers, shareholders or members, as applicable, of such Credit Party authorizing and approving such Credit Party’s execution, delivery and performance of its obligations under the Transaction Agreements, and (iii) incumbency and signatures of the signing officers of such Credit Party;

(j)

the Parent Company shall deliver a certificate of good standing of recent date for each Credit Party from the relevant authority in each jurisdiction in which such Credit Party is qualified to do business;

(k)

the Secured Lenders shall have received from counsel for each Credit Party an opinion, dated as of the Closing Date, in form and substance satisfactory to the Collateral Agent, acting reasonably, including opinions in respect of corporate matters, enforceability, authorization, due execution, perfection and other matters reasonably requested by the Collateral Agent;

(l)	all investment property of each Credit Party which is required to be delivered into the physical possession of the Collateral Agent under any Transaction Agreement shall have been so delivered;

(m)

the Parent Company shall have delivered to the Collateral Agent updated evidence of insurance and evidence of all endorsements required under Section 4.20(i), in each case in form and substance reasonably acceptable to Collateral Agent; and

(n)

such other documentation as the Secured Lenders or Collateral Agent may reasonably require, in form and substance satisfactory to the requesting Person, acting reasonably, shall have been prepared, executed and delivered.

The foregoing conditions are for the exclusive benefit of the Secured Lenders, provided that any of the said conditions may be waived in writing in whole or in part by the Collateral Agent without prejudice to any Secured Lender’s rights of rescission in the event of the non-fulfilment and/or non-performance of any other conditions, any such waiver to be binding on each Secured Lender only if the same is in writing.

ARTICLE 4

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE CREDIT PARTIES

Each Credit Party, for and on behalf of itself and, as it relates to the Parent Company, for and on behalf of each Subsidiary, represents and warrants as of the Closing Date, and covenants to the Secured Lenders and Collateral Agent as follows, and acknowledges that the Secured Lenders and Collateral Agent are relying upon the representations, warranties and covenants contained in this Agreement and in any certificate or other document delivered pursuant hereto in connection with the issuance of the Secured Debentures.

Notwithstanding anything contained herein to the contrary, each of the representations and warranties given by the Credit Parties in this Article 4, are deemed to specifically exclude any U.S. federal laws, statutes, codes, ordinances, decrees, rules, regulations which apply to the production, trafficking, distribution, processing, extraction, and/or sale of marijuana (cannabis) and related substances, other than Section 280E of the U.S. Tax Code.

4.1 CORPORATE POWER AND DUE AUTHORIZATION

Each Credit Party has the corporate or other organizational power and capacity to enter into, and to perform its obligations under, each of the Transaction Agreements to which it is a party. Each of the Transaction Agreements has been duly authorized, executed and delivered by each Credit Party thereto, and is a valid and binding obligation of such Credit Party enforceable against it in accordance with its terms, subject to Debtor Relief Laws, and the fact that equitable remedies, including the remedies of specific performance and injunction, may only be granted in the discretion of a court. Each action required to be performed by a Credit Party hereunder has been duly authorized by such Credit Party and, as applicable, its shareholders or members.

4.2 INCORPORATION, QUALIFICATION AND CAPACITY

Each Credit Party has been duly incorporated and organized and is validly existing as a corporation under the Laws of the jurisdiction in which it was incorporated, amalgamated, continued, formed or organized as the case may be, and except as disclosed on Schedule 4.2, no steps or proceedings have been taken by any Person, voluntary or otherwise, requiring or authorizing the dissolution or winding up of any Credit Party. Each Credit Party is duly qualified to carry on its business in each jurisdiction in which the conduct of its business or the ownership, leasing or operation of its property and assets requires such qualification (except for such jurisdictions where the failure to be so qualified could not result in a Material Adverse Effect) and has all requisite corporate power and capacity to conduct its business and to own, lease and operate its properties and assets.

4.3 CAPITAL OF THE PARENT COMPANY

(a)

Prior to giving effect to the transactions contemplated by the Plan of Arrangement, the authorized and issued share capital of the Parent Company is set out on Schedule 4.3(a). All of the issued and outstanding shares of the Parent Company have been duly and validly authorized and issued as fully paid and non-assessable, and none of the outstanding shares of the Parent Company were issued in violation of the pre-emptive or similar rights of any security holder of the Parent Company.

(b)

The terms and the number of options to purchase Common Shares granted by the Parent Company currently outstanding conforms to the description thereof contained on Schedule 4.3(b) and other than as contemplated by this Agreement, the Unsecured Transaction Agreements and the Plan of Arrangement, and options or other incentive securities to be granted to directors, officers, employees and consultants of the Parent Company to purchase Common Shares as described on Schedule 4.3(b), no Person has any agreement or option, right or privilege (contractual or otherwise) capable of becoming an agreement (including convertible or exchangeable securities and warrants) for the purchase or acquisition from any Credit Party of any interest in any Common Shares or other securities of any Credit Party whether issued or unissued.

4.4 NO SHAREHOLDER AGREEMENTS

Except as set forth on Schedule 4.4, there are no voting trusts or agreements, shareholders’ agreements, buy sell agreements, rights of first refusal agreements, agreements relating to restrictions on transfer, pre-emptive rights agreements, tag-along agreements, drag-along agreements or proxies relating to any of the securities of any Credit Party, to which the Credit Party is a party.

4.5 SUBSIDIARIES

Except as disclosed on Schedule 4.5, the Parent Company has no direct or indirect subsidiaries other than the Subsidiaries, nor any investment in any Person other than the Investments, which, for the year ended December 31, 2021 accounted for, or which, for the two most recent fiscal quarters ended prior to the Closing Date is expected to account for, more than five percent (5%) of the assets or revenues of the Parent Company or would otherwise be material to the business and affairs of the Parent Company, in each case on a consolidated basis. The Parent Company owns, directly or indirectly, all of the issued and outstanding shares of the Subsidiaries, all of the issued and outstanding shares of the Subsidiaries are issued as fully paid and non-assessable shares, free and clear of all Liens, save and except any Liens created under or pursuant to the Transaction Agreements, and no Person has any agreement, option, right or privilege (whether pre-emptive or contractual) capable of becoming an agreement, for the purchase from any Credit Party of any interest in any of the shares in the capital of the Subsidiaries. Each of the Subsidiaries is set out on Schedule 4.5.

4.6 NO CONTRAVENTION

Neither the entering into nor the delivery of the Transaction Agreements nor the performance by any Credit Party of any of its obligations under the Transaction Agreements will be in conflict with, contravene, breach or result in any default under, or result in the creation of any Lien or encumbrance under, or relieve any Person from its obligations under:

(a)	the Articles, notice of articles or other constating or organizational documents of any Credit Party;

(b)	any mortgage, lease, contract or other legally binding agreement, instrument, license or Permit, to which any Credit Party is a party or by which it may be bound; or

(c)

any applicable Law, statute, regulation, rule, order, decree, judgement, injunction or other restriction of any Governmental Body to which any Credit Party or of its or their respective assets or business may be subject.

None of the Credit Parties is (i) in violation of its Articles or any other constating or organizational documents of such Credit Party or (ii) in default of the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, trust deed, joint venture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it or its property or assets may be bound, except in the case of clause (ii) for any such violations or defaults are described in Schedule 4.6(c) or any other schedule in this Agreement, none of which, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

4.7 ISSUANCE OF COMMON SHARES AND SECURITIES LAW MATTERS

(a)

The Common Shares to be issued to the Secured Lenders as described in the Plan of Arrangement have been, or prior to the Effective Time (as defined in the Plan of Arrangement) will be, duly created and reserved for issuance and, when issued pursuant to the Plan of Arrangement:

(i)	will be validly issued and outstanding as fully paid shares in the capital of the Parent Company;

(ii)	will not have been issued in violation of or subject to any pre-emptive rights or contractual rights to purchase securities by which the Parent Company is bound or to which it is subject;

(iii)

will not be subject to any restrictions on transfer or hold periods pursuant to Canadian Securities Laws (except in the case of a trade in such Common Shares which is a “control distribution” (as such term is defined in National Instrument 45-102 – Resale of Securities)); and

(iv)	will be listed for trading on the CSE.

(b)

The issuance of the Secured Debentures in connection with the Plan of Arrangement by the Parent Company, whether in the United States, Canada or any other country, shall be exempt from the registration requirements of the U.S. Securities Act pursuant to the exemption provided by Section 3(a)(10) thereof (the “Section 3(a)(10) Exemption”) and/or a private placement exemption under Section 4(a)(2) of the U.S. Securities Act. Accordingly, the Secured Debentures will be freely tradeable and evidenced without a U.S. Securities Act restrictive legend, provided, however, that any such Secured Debentures issued to persons who are or were affiliates of the Parent Company at or within 90 days prior to the issuance of such Secured Debentures will be subject to resale restrictions under Rule 144 promulgated under Rule 144 of the U.S. Securities Act.

(c)

The Court has been advised as to the intention of the parties hereto to rely on the Section 3(a)(10) Exemption with respect to the issuance of the Secured Debentures and has been advised that its approval of the Plan of Arrangement will be relied upon as a determination that the Court has satisfied itself as to the procedural and substantive fairness of the terms and conditions of the Plan of Arrangement to the Secured Lenders entitled to receive the Secured Debentures pursuant to the Plan of Arrangement.

(d)

The Secured Lenders entitled to receive the Secured Debentures on completion of the Plan of Arrangement have been given adequate and appropriate notice advising them of their right to attend and appear before the Court at the hearing of the Court for the Final Order and providing them with sufficient information necessary to enable such Secured Lender to exercise such right.

(e)

The Final Order of the Court expressly states that the terms and conditions of the arrangement as more particularly described in the Plan of Arrangement, are procedurally and substantively fair and reasonable, and provides that:

“This Order will serve as the basis of a claim to an exemption, pursuant to Section 3(a)(10) of the United States Securities Act of 1933, as amended, from the registration requirements otherwise imposed by that Act, in respect of the issuance and exchange of securities of iAnthus Capital Holdings, Inc. and iAnthus Capital Management, LLC pursuant to the Plan of Arrangement.”

(f)

The Secured Debentures issued to Secured Lenders in the United States will be registered or qualified under the securities laws of each state, territory or possession of the United States in which any Secured Lender receiving Secured Debentures is located, unless an exemption from such state securities law registration or qualification requirements is available.

4.8 BANKRUPTCY

Other than transactions contemplated by the Restructuring Support Agreement and Plan of Arrangement, none of the Credit Parties has proposed a compromise or arrangement to its creditors generally, taken any proceeding with respect to a compromise or arrangement, taken any proceeding to have itself declared bankrupt or wound up, taken any proceeding to have a receiver appointed over its property or assets, and other than actions taken by the Collateral Agent or certain of the Secured Lenders prior to the Restructuring Support Agreement being in effect, none of the Credit Parties has had any petition for a receiving order in bankruptcy filed against it, had any encumbrancer take possession of any of its property or assets, or had any execution or distress become enforceable or become levied upon any of its property or assets.

4.9 COMPLIANCE WITH LAWS

(a)

Except as disclosed in filings on SEDAR, EDGAR, or on Schedule 4.9, the Parent Company and each of its subsidiaries (i) each conducted and have each been conducting their business in compliance in all material respects with all applicable Laws of each jurisdiction in which its business is or is expected to be carried on or in which its services are provided and has not received a notice of non-compliance (other than notices regarding immaterial or de minimis non-compliance), nor knows of, nor has reasonable grounds to know of, any facts that could give rise to a notice of non-compliance (other than notices regarding immaterial or de minimis non-compliance) with any such Laws, (ii) are not in breach or violation of any judgment, order or decree of any Governmental Body having jurisdiction over the Parent Company or any of its subsidiaries, as applicable, and (iii) hold all, and are not in breach of any, Permits that enable its business to be carried on as now conducted; except in each case where the failure to be in such compliance or to hold such Permits could not reasonably be expected to result in a Material Adverse Effect.

(b)

The Parent Company is a reporting issuer in good standing in the Qualifying Provinces under Canadian Securities Laws and is not in default of any requirement of such Canadian Securities Laws and is not included in a list of defaulting issuers maintained by the Securities Commissions. Except for the Common Shares to be issued pursuant to the Plan of Arrangement, the Common Shares of the Parent Company are registered pursuant to Section 12(b) or 12(g) of the U.S. Exchange Act and the Parent Company has filed all reports required to be filed pursuant to Section 13(a) or 15(d) of the U.S. Exchange Act.

(c)

The outstanding Common Shares are listed and posted for trading on the CSE, and all necessary notices and filings have been made with, and all necessary consents, approvals and authorizations have been obtained by the Parent Company from, the CSE to ensure that the Common Shares to be issued as described in the Plan of Arrangement will be listed and posted for trading on the CSE upon their issuance.

(d)

No order, ruling or determination having the effect of suspending the sale or ceasing the trading in any securities of any Credit Party has been issued by any regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Parent Company, are contemplated or threatened by any Governmental Body or other regulatory authority.

(e)

The Parent Company is in compliance in all material respects with its continuous and timely disclosure obligations under applicable Canadian Securities Laws and the rules and regulations of the CSE and has filed all documents required to be filed by it with the Securities Commissions under applicable Canadian Securities Laws, and no document has been filed on a confidential basis with the Securities Commissions that remains confidential at the date hereof.

(f)

No Securities Commission, stock exchange or comparable authority has issued any order preventing the distribution of the Common Shares nor instituted proceedings for that purpose, nor is any such proceeding pending, and, to the knowledge of the Parent Company, no such proceedings are pending or contemplated.

(g)

Except where any non-compliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the Parent Company and each of its subsidiaries is in compliance with all Laws respecting employment and employment practices, terms and conditions of employment, pay equity and wages, including, without limitation, the U.S. Fair Labor Standards Act, and neither the Parent Company nor any of its subsidiaries has engaged in any unfair labour practice, (ii) the Parent Company and each of its subsidiaries has complied with all applicable Laws relating to work authorization and immigration and (iii) all payments due from the Parent Company or any of its subsidiaries on account of employee wages and health and welfare and other benefits insurance have been paid or accrued as a liability on the books of the relevant Person. There are no strikes or other material labor disputes against the Parent Company or any of its subsidiaries.

(h)

The operations of the Parent Company and its subsidiaries have been conducted at all times in compliance with each of, and the Parent Company and its subsidiaries will not use the Proceeds, directly or indirectly, in violation of any of, the applicable federal and state laws relating to terrorism or money laundering, including the financial recordkeeping and reporting requirements of The Bank Secrecy Act of 1970, as amended; Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”); the Foreign Corrupt Practices Act; the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) the Trading with the Enemy Act, as amended, the International Emergency Economic Powers Act, as amended, and each of the foreign assets control regulations of the U.S. Treasury Department (31 C.F.R. Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto (collectively, “Anti-Terrorism Laws”), and neither the Parent Company nor any of its subsidiaries is, nor will the Proceeds be used for the purpose of financing any activities or businesses of or with any Person that, at the time of such financing, is (i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a Person with which the Secured Lenders are prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (iv) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or (v) a Person that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list or any other Person (including any foreign country and any national of such country) with whom the U.S. Treasury Department prohibits doing business in accordance with OFAC regulations. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Parent Company or any of its subsidiaries with respect to Anti-Terrorism Laws is pending or, to the knowledge of the Parent Company or any of its subsidiaries, threatened.

(i)

Neither the Parent Company nor any of its subsidiaries, any employee or agent thereof, has made any unlawful contribution or other payment to any official of, or candidate for, any federal, state, provincial or foreign office, or failed to disclose fully any contribution, in violation of any Law, or made any payment to any foreign, Canadian, governmental officer or official, or other Person charged with similar public or quasi-public duties, other than payments required or permitted by applicable Laws.

(j)	Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(i)

each Credit Party and its respective properties and operations are and, other than any matters which have been finally resolved without further liability or obligation, have been in compliance with all Environmental Laws, which includes obtaining, maintaining and complying with all applicable Environmental Permits required under such Environmental Laws to carry on the business of such Credit Party;

(ii)

none of the Credit Parties have received any written notice that alleges any of them is in violation of or potentially liable under any Environmental Laws, and none of the Credit Parties nor any of the real property owned, leased or operated, or licensed to a franchisee (subject to, in the case of such franchised real property not managed by the Credit Parties, or their respective Affiliates, to the knowledge of the Parent Company) by any Credit Party is the subject of any claims, investigations, liens, demands, or judicial, administrative or arbitral proceedings pending or, to the knowledge of the Parent Company, threatened, under or relating to any Environmental Law;

(iii)

there has been no Release of Hazardous Materials on, at, under or from any real property or facilities currently or formerly owned, leased or operated, or licensed to a franchisee (subject to, in the case of such franchised real property not operated by the Credit Parties, or their respective Affiliates, to the knowledge of the Parent Company) by any Credit Party, or arising out of the conduct of the Credit Parties that could reasonably be expected to require investigation, remedial activity, corrective action or cleanup by, or on behalf of, any Credit Party or could reasonably be expected to result in any material Environmental Liability; and

(iv)

there are no facts, circumstances or conditions arising out of or relating to the Credit Parties or any of their respective operations or any facilities currently or, to the knowledge of the Parent Company, formerly owned, leased or operated, or licensed to a franchisee (subject to, in the case of such franchised real property not operated by the Credit Parties or their respective Affiliates, to the knowledge of the Parent Company) by any of the Credit Parties that could reasonably be expected to require investigation, remedial activity, corrective action or cleanup by, or on behalf of, any Credit Party or could reasonably be expected to result in any material Environmental Liability.

The Parent Company has made available to the Secured Lenders all environmental reports, studies, assessments, audits, or similar documents containing information regarding any Environmental Liability that are in the possession or control of any Credit Party.

(k)

There are no past unresolved, pending or threatened claims, complaints, notices or requests for information with respect to any alleged violation of any Law, statute, order, regulation, ordinance or decree and no conditions exist at, on or under any Leased Premises which, with the passage of time, or the giving of notice or both, would give rise to liability under any Law, statute, order, regulation, ordinance or decree that, individually or in the aggregate, has or may reasonably be expected to have a Material Adverse Effect.

(l)

The Parent Company has provided the Secured Lenders with copies of all requested material documents and correspondence relating to the Permits issued to the Parent Company and its subsidiaries or any Person in which the Parent Company or its subsidiaries holds an Investment pursuant to applicable United States state cannabis laws (collectively, the “Licenses”). The Parent Company, the Subsidiaries and, to the knowledge of the Parent Company, each Person in which the Parent Company or its Subsidiaries holds an Investment, are each in compliance in all material respects with the terms and conditions of all such Licenses and all other Permits required in connection with their respective businesses and the Parent Company does not anticipate any variations or difficulties in such Licenses or any other required Permits being renewed.

(m)

Except as set forth on Schedule 4.9(m), neither the Parent Company nor any of its subsidiaries has received any notice or communication from any Person in which it holds an Investment or any applicable regulatory authority in the United States or any state or municipality thereof alleging a material defect, default, violation, breach or claim in respect of any License.

(n)

All product research and development activities, including quality assurance, quality control, testing, and research and analysis activities, conducted by the Parent Company, any Subsidiary and, to the knowledge of the Parent Company, any Person in which they hold an Investment, in connection with their business is being conducted in accordance with best industry practices and in compliance, in all material respects, with all industry, laboratory safety, management and training standards applicable to its current and proposed business, and all such processes, procedures and practices, required in connection with such activities are in place as necessary and are being complied with, in all material respects.

(o)

The Parent Company, each Subsidiary and, to the knowledge of the Parent Company, any Person in which they hold an Investment, has security measures and safeguards in place to protect personal information it collects from registered patients and customers and other parties from illegal or unauthorized access or use by its personnel or third parties or access or use by its personnel or third parties in a manner that violates the privacy rights of third parties. The Parent Company, the Subsidiaries and, to the knowledge of the Parent Company, any Person in which they hold an Investment, have complied, in all material respects, with all applicable privacy and consumer protection legislation and none has collected, received, stored, disclosed, transferred, used, misused or permitted unauthorized access to any information protected by privacy laws, whether collected directly or from third parties, in an unlawful manner.

(p)

No steps have been taken to terminate any Pension Plan or any Canadian Pension Plan. No contribution failure under Section 430 of the U.S. Tax Code, Section 303 of ERISA or the terms of any Pension Plan has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 303(k) of ERISA or Section 430(k) of the U.S. Tax Code. The minimum funding standard under Section 412(a) of the U.S. Tax Code and Section 302(a) of ERISA has been met with respect to each Pension Plan and the equivalent funding requirements and other assessments under applicable Canadian federal and provincial Laws have been met and paid with respect to each Canadian Pension Plan, and no condition exists or event or transaction has occurred with respect to any Pension Plan or Canadian Pension Plan which could reasonably be expected to result in the incurrence by any Credit Party of any material liability, fine or penalty. All contributions (if any) have been made to any Multiemployer Pension Plan that are required to be made by any Credit Party or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable law; neither any Credit Party nor any member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Pension Plan, incurred any withdrawal liability with respect to any such plan or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, could reasonably be expected to result in a withdrawal or partial withdrawal from any such plan, and neither any Credit Party nor any member of the Controlled Group has received any notice that increased contributions may be required to any Multiemployer Pension Plan to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Sections 412 or 431 of the U.S. Tax Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

4.10 LITIGATION AND OTHER PROCEEDINGS

(a)

Except as set forth on Schedule 4.10(a), no legal or governmental proceedings or inquiries are pending to which the Parent Company or any of its subsidiaries is a party or to which their property or assets are subject that could result in the revocation or modification of any certificate, authority, License or Permit necessary to conduct the business now owned or operated by any such Person which, if the subject of an unfavourable decision, ruling or finding could reasonably be expected to have a Material Adverse Effect and, to the knowledge of the Parent Company, no such legal or governmental proceedings or inquiries have been threatened against or are contemplated with respect to any Credit Party or their property or assets.

(b)

Except as set forth Schedule 4.10(a), there are no actions, suits, judgments, investigations, inquires or proceedings of any kind whatsoever outstanding or pending (whether or not purportedly on behalf of any such Person), or, to the knowledge of the Parent Company, threatened against or affecting any Credit Party or any of their respective directors or officers, at law or in equity or before or by any Governmental Body of any kind whatsoever and, to the knowledge of the Parent Company, there is no basis therefor and none of the Credit Parties is subject to any judgment, order, writ, injunction, decree, award, rule, policy or regulation of any Governmental Body which, either separately or in the aggregate, could reasonably be expected to have Material Adverse Effect or could reasonably be expected to adversely affect the ability of any Credit Party to perform its obligations under any Transaction Agreement.

(c)

There is no pending change, and the Parent Company is not aware of any threatened change in the legislation governing the Parent Company, any Subsidiary or any Person in which the Parent Company or any Subsidiary has an Investment which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d)

The Parent Company is not aware of any licensing or legislation, regulation, by-law or other lawful requirement of any Governmental Body having lawful jurisdiction over the Parent Company, any Subsidiary or any Person in which the Parent Company or any Subsidiary has an Investment presently in force or, to its knowledge, proposed to be brought into force, or any pending or contemplated change to any Law, licensing or regulation, by-law or other lawful requirement of any Governmental Body having lawful jurisdiction over the Parent Company, any Subsidiary or any Person in which the Parent Company or any Subsidiary has an Investment presently in force, that the Parent Company anticipates the Parent Company, any Subsidiary or any Person in which the Parent Company or any Subsidiary has an Investment, as applicable, will be unable to comply with or which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(e)

[*]. To the best of the Credit Parties’ knowledge as of the Closing Date, none of the shares of capital stock of CGX Life Sciences Inc., a Nevada corporation (“CGX”), are certificated. In the event that any Credit Party discovers that the shares of CGX are evidenced by one or more share certificates, the Credit Parties will use commercially reasonable efforts to deliver such original share certificate(s) to Collateral Agent promptly after becoming aware thereof. To the extent the Credit Parties determine it is necessary to delay such delivery because the [*], the Credit Parties will deliver such original share certificate(s) to the Collateral Agent promptly after the [*].

4.11 MATERIAL PROPERTY AND ASSETS

(a)	Except as set forth on Schedule 4.11(a)(i) and Schedule 4.11(a)(ii),

(i)

each Credit Party is the absolute legal and beneficial owner, and has good and valid title to, all of the material property or assets thereof, including all owned and leased real property as described on Schedule 4.11(a)(i), and no other material property or assets are necessary or useful for the conduct of the business of the Credit Party as currently conducted or as proposed to be conducted;

(ii)

there is no claim, and the Parent Company has no knowledge of the basis of any claim that might or could materially and adversely affect the right of Credit Parties to use, transfer or otherwise exploit such property or assets; and

(iii)

other than in the ordinary course of business and as disclosed on Schedule 4.11(a)(i) and Schedule 4.11(a)(ii), none of the Credit Parties has any responsibility or obligation to pay any commission, royalty, license fee or similar payment to any Person with respect to the property and assets thereof.

(b)

Except as set forth on Schedule 4.11(b), none of the Credit Parties has approved or has entered into any agreement in respect of: (i) the purchase of any material property or assets or any interest therein or the sale, transfer or other disposition of any material property or assets or any interest therein currently owned, directly or indirectly, by any Credit Party whether by asset sale, transfer of shares or otherwise not identified in the Restructuring Support Agreement; (ii) any Change of Control Transaction; or (iii) any proposed or planned disposition of any of the outstanding shares of any Subsidiary by the Parent Company or of any material property or assets or any interest therein currently owned directly or indirectly by any Credit Party.

(c)

All of the material contracts and agreements of the Credit Parties (including, for greater certainty, any contracts and agreements relating to the Investments) have been disclosed on Schedule 4.11(c). Except as set forth on Schedule 4.11(c), none of the Credit Parties has received any notification from any party that it intends to terminate any such material contract or agreement, and there is no default or event of default under any such material contract or agreement.

(d)

Each of the material agreements and other documents and instruments pursuant to which any Credit Party holds its Investments, property and assets and conducts its business is a valid and subsisting agreement, document and instrument in full force and effect, enforceable in accordance with the terms thereof, none of the Credit Parties or any other party thereto is in default of any of the material provisions of any such agreements, instruments or documents nor has any such default been alleged, and such Investments and assets are in good standing under the applicable statutes and regulations of the governing jurisdiction.

(e)

To the knowledge of the Parent Company, the Parent Company, each of the Subsidiaries and any Person in which the Parent Company or any Subsidiary has an Investment owns or has the right to use all of the Intellectual Property owned or used by their respective businesses as currently conducted. None of the Credit Parties has received any notice nor is it aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances that could render any Intellectual Property invalid or inadequate to protect the interests of the Parent Company, any Subsidiary or any Person in which the Parent Company or any Subsidiary has an Investment, as applicable, therein and which infringement or conflict (if subject to an unfavourable decision, ruling or finding) or invalidity or inadequacy could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(f)

Each of the Credit Parties, as applicable, has taken all reasonable steps to protect its material Intellectual Property in those jurisdictions where, in the reasonable opinion of the Parent Company, the Credit Parties carry on a sufficient business to justify such filings.

(g)

Each Credit Party owns or has the right to use under license, sub-license or otherwise all material Intellectual Property used by such Credit Party in each of its businesses and the Intellectual Property owned by the Credit Parties is free and clear of any and all Liens, other than Liens created under or pursuant to the Transaction Agreements.

(h)

There are no material restrictions on the ability of the Credit Parties to use and exploit all rights in the Intellectual Property required in the ordinary course of the Credit Parties’ businesses. None of the rights of the Credit Parties in the Intellectual Property will be impaired or affected in any way by the transactions contemplated by this Agreement.

(i)

All registrations of Intellectual Property are in good standing and are recorded in the name of a Credit Party in the appropriate offices to preserve the rights thereto. All such registrations have been filed, prosecuted and obtained in accordance with all applicable legal requirements and are currently in effect and in compliance with all applicable legal requirements, except where such failure to obtain registration could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No registration of Intellectual Property has expired, become abandoned, been cancelled or expunged, or has lapsed for failure to be renewed or maintained, except where such expiration, abandonment cancellation, expungement or lapse could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(j)

As of (i) the Closing Date; (ii) the date on which any real property is acquired or leased by a Credit Party; and (iii) the date of the delivery of Mortgages (including pursuant to Section 4.20(n)), each of the Credit Parties has or will have good and marketable fee simple title to, or valid leasehold interests in, or other rights to use all its owned and leased real properties (including all Mortgaged Properties) (collectively, “Real Properties”), in each case, except for Permitted Liens. The Mortgaged Properties are free from defects that materially adversely affect, or could reasonably be expected to materially adversely affect, the Mortgaged Properties suitability, taken as a whole, for the purposes for which they are contemplated to be used under the Transaction Agreements. Each parcel of Real Property and the use thereof (as contemplated under the Transaction Agreements) complies with all applicable Laws (including building and zoning ordinances and codes) and with all insurance requirements except such failure which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. As of the Closing Date, none of the Credit Parties has received any written notice of, nor is there to the knowledge of the Parent Company, any pending, threatened or contemplated condemnation proceeding affecting any portion of the Real Properties in any material respect or any sale or disposition thereof in lieu of condemnation. As of the Closing Date, none of the Credit Parties is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Real Properties or any interest therein. Each parcel of Real Property subject to a Mortgage (or which will be subject to a Mortgage pursuant to Section 4.20(n)) is served by installed, operating and adequate water, electric, gas, telephone, sewer, sanitation sewer, storm drain facilities and other public utilities necessary for the uses contemplated under the Transaction Agreements to the extent required under applicable Law, except such failure to be served that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(k)

With respect to each premises of each Credit Party which is material to such Credit Party and which such Credit Party occupies as tenant (the “Leased Premises”), such Credit Party occupies the Leased Premises and has the exclusive right to occupy and use the Leased Premises, except as disclosed in Schedule 4.11(k). As of the Closing Date and except as disclosed in Schedule 4.11(k), (i) each Credit Party has complied in all material respects with all obligations under all material leases to which it is a party, (ii) all material leases to which any Credit Party is a party are legal, valid, binding and in full force and effect and are enforceable in accordance with their terms, except where such failure could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (iii) none of the Credit Parties has defaulted, or with the passage of time could be in default, under any material leases to which it is a party, except for such defaults as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each Credit Party enjoys peaceful and undisturbed possession under the material leases to which it is a party, except for leases in respect of which the failure to enjoy peaceful and undisturbed possession could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No claim is being asserted or, to the knowledge of the Parent Company, threatened, with respect to any lease payment under any material lease other than any such Lien or claim that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. There is no claim or basis for any claim that might or could reasonably be expected to adversely affect the right of any Credit Party to use, transfer or otherwise exploit the Leased Premises pursuant in the ordinary course of their respective businesses.

4.12 CORPORATE RECORDS

The corporate or organizational records and minute books of each Credit Party contain complete and accurate (in all material respects) minutes of all meetings (except for the minutes of the most recent board meeting, to be approved at the next meeting of directors or managers, as applicable) and resolutions in lieu of a meeting, of directors and committees thereof and shareholders held since the date of formation of such Credit Party and all such meetings were duly called and held. The share and membership certificate books, registers of shareholders or members, registers of transfers and registers of directors or managers, as the case may be, of each Credit Party are complete and accurate in all material respects. There are no outstanding applications or filings which could alter in any way the corporate or other organizational status or existence of any Credit Party.

4.13 CONSENTS AND APPROVALS

At the Closing Time, all consents, approvals, Permits, authorizations or filings as may be required to be made or obtained by the Parent Company under applicable securities Laws and the rules and regulations of the CSE necessary for the execution and delivery of the Transaction Agreements and the creation, issuance and sale, as applicable, of the Secured Debentures, and the consummation of the transactions contemplated by this Agreement, will have been made or obtained, as applicable (other than the filing of reports required under applicable Canadian Securities Laws and U.S. Securities Laws within the prescribed time periods imposed thereby or by the CSE).

4.14 NO FINDERS’ FEE

No broker, finder, agent or similar intermediary has acted on behalf of any Credit Party in connection with this Agreement or the transactions contemplated hereby, and there are no brokerage commissions, finders’ fees or similar fees payable by any Credit Party as a result of the consummation of the transactions contemplated by this Agreement, other than fees to be paid to Canaccord Genuity in connection with the transactions contemplated by the Restructuring Support Agreement.

4.15 MATERIAL FACTS DISCLOSED

None of the foregoing representations, warranties and statements of fact and no other statement furnished in writing by or on behalf of any Credit Party to the Secured Lenders in connection with the Transaction Agreements contain any untrue statement of a material fact or omit to state any material fact necessary to make such statement or representation not misleading to a Secured Lender seeking full information as to the Parent Company and the properties, financial condition, prospects, businesses and affairs thereof. The Parent Company has made available to the Secured Lenders all the information reasonably available to the Parent Company that the Secured Lenders have requested. There is no fact which the Parent Company has not disclosed to the Secured Lenders and of which the Parent Company is aware which materially and adversely affects or is reasonably likely to materially and adversely affect the Business.

4.16 FINANCIAL, TAX AND DISCLOSURE MATTERS

(a)

Except as disclosed on Schedule 4.16, all Taxes due and payable by the Parent Company or any of its subsidiaries have been paid or accrued, except where the failure to pay such Taxes would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All Tax returns, declarations, remittances and filings required to be filed by the Parent Company and each of its subsidiaries, including Forms 8275 and 8300 as required by the U.S. Tax Code, have been timely filed with all appropriate Governmental Bodies and all such returns, declarations, remittances and filings are complete and accurate and no material fact or facts have been omitted therefrom which would make any of them misleading, except where the failure to file such documents would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as disclosed on Schedule 4.16, no examination of any tax return of the Parent Company or any of its subsidiaries is currently in progress and there are no issues or disputes outstanding with any Governmental Body respecting any Taxes that have been paid, or may be payable, by the Parent Company or any of its subsidiaries, in any case except where such examinations, issues or disputes would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as disclosed on Schedule 4.16, there are no Liens or claims pending or, to the knowledge of the Parent Company or the Issuer, threatened against the Parent Company or any Subsidiary in respect of Taxes. There are no outstanding Tax sharing agreements or other such arrangements between the Parent Company or the Issuer or any other Person.

(b)

The financial statements of the Parent Company as at and for the years ended December 31, 2018, December 31, 2019, December 31, 2020 and December 31, 2021 (together, the “Financial Statements”) have been prepared in accordance with IFRS or GAAP, as applicable, and present fairly, in all material respects, the financial condition of the Parent Company and its subsidiaries as at the dates thereof and the results of the operations and cash flows of the Parent Company and its subsidiaries for the periods then-ended and contain and reflect adequate provisions or allowance for all reasonably anticipated liabilities, expenses and losses of the Parent Company and its subsidiaries that are required to be disclosed in such Financial Statements and there has been no material change in accounting policies or practices of the Parent Company or any Subsidiary since December 31, 2021, except as has been publicly disclosed in the Parent Company’s publicly filed documents available under the Parent Company’s issuer profile on SEDAR or EDGAR (the “Disclosure Documents”) and Schedule 4.16.

(c)

The Parent Company’s auditors, who audited the Financial Statements (as applicable) and who provided their audit report thereon, are independent public accountants as required under applicable securities Laws and there has never been a reportable event (within the meaning of NI 51-102) between the Parent Company and the Parent Company’s auditors.

(d)

Other than as set out in the Disclosure Documents and Schedule 4.16, none of the directors, officers or employees of the Parent Company or any of its subsidiaries or any Person who owns, directly or indirectly, more than 10% of any class of securities of the Parent Company or securities of any Person exchangeable for more than 10% of any class of securities of the Parent Company, or any associate or Affiliate of any of the foregoing had or has any material interest, direct or indirect, in any transaction or any proposed transaction with the Parent Company or any of its subsidiaries.

(e)

There are no licensing or legislation, regulation, by-law or other legal requirement of any Governmental Body having lawful jurisdiction over the Parent Company or any of its subsidiaries presently in force or, to its knowledge, proposed to be brought into force, or any pending or contemplated change to any licensing or legislation, regulation, by-law or other legal requirement of any Governmental Body having lawful jurisdiction over the Parent Company or any of its subsidiaries presently in force, that the Parent Company anticipates the Parent Company or any of its subsidiaries will be unable to comply with or which could reasonably be expected to materially adversely affect the business of the Parent Company or any of its subsidiaries or the business environment or legal environment under which such entity operates.

(f)

There are no material liabilities of the Parent Company or any of its subsidiaries whether direct, indirect, absolute, contingent or otherwise required to be disclosed in the Financial Statements that are not disclosed or reflected in the Financial Statements, except those disclosed in the Disclosure Documents and Schedule 4.16.

(g)

There are no off-balance sheet transactions, arrangements or obligations (including contingent obligations) of the Parent Company or any of the Subsidiaries with unconsolidated entities or other Persons.

(h)

The Parent Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization, and (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets.

(i)

The Parent Company: (A) has designed disclosure controls and procedures to provide reasonable assurance that financial information relating to the Parent Company and each subsidiary is accurate and reliable, is made known to the Chief Executive Officer and Chief Financial Officer of the Parent Company by others within those entities, particularly during the period in which filings are being prepared, (B) has designed internal controls to provide reasonable assurance regarding the accuracy and reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, and (C) has disclosed in the management’s discussion and analysis for its most recently completed financial year, for each material weakness relating to such design existing at the financial year-end (x) a description of the material weakness, (y) the impact of the material weakness on the Parent Company’s financial reporting and internal controls over financial reporting, and (z) the Parent Company’s further plans, if any, or any actions already undertaken, for remediating the material weakness.

4.17 SEPARATE ENTITIES; SUFFICIENT CAPITAL; SOLVENCY

(a)

Each Credit Party and each of their respective subsidiaries which currently has any operations maintains a separate bank account, if possible, taking into consideration certain banking restrictions on entities operating in the cannabis industry. Each Credit Party that currently does not have operations and does not have a separate bank account hereby covenants and agrees that prior to beginning any operations, such Credit Party shall take commercially reasonable efforts to open a separate bank account for itself.

(b)

The Credit Parties do not comingle their assets, and each Credit Party maintains separate ownership of its assets and operate its business as a separate and distinct operation from any of their Affiliates.

(c)

Each Credit Party separately maintains sufficient capital and liquid resources to operate its business. On the Closing Date, each Credit Party (other than those set out on Schedule 4.17(c)) is, or, upon the completion of all transactions contemplated by this Agreement, the Unsecured Debenture Agreement, the Restructuring Support Agreement and the Plan of Arrangement, will be Solvent.

4.18 MARGIN REGULATIONS; INVESTMENT COMPANY ACT

Neither the Parent Company nor any other Credit Party is an “investment company” or a company “controlled” by an “investment company” or a “subsidiary” of an “investment company”, within the meaning of the U.S. Investment Company Act of 1940. Neither the Parent Company nor any other Credit Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying “margin stock” as defined in Regulation T, U or X of the Board of Governors of the Federal Reserve System or any successor thereto (“Margin Stock”). No portion of the Obligations is secured directly or indirectly by Margin Stock.

4.19 SECURITY DOCUMENTS

(a)

Each Security Document will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent for the benefit of the Secured Lenders, legal, valid and enforceable Liens on, and security interests in, the collateral described therein to the extent intended to be created thereby, and (1) when financing statements and other filings in appropriate form are filed in each applicable filing office for each applicable jurisdiction and (2) upon the taking of possession or control by the Collateral Agent of such collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by the Security Document), the Liens created by the Security Documents (other than the Mortgages) shall constitute fully perfected first-priority Liens on, and security interests in (to the extent intended to be created thereby), all right, title and interest of the grantors in such collateral to the extent perfection can be obtained by filing financing statements or the taking of possession or control, in each case subject to no Liens other than Permitted Liens.

(b)

Upon recording thereof in the appropriate recording office, each Mortgage is effective to create, in favor of the Collateral Agent, for its benefit and the benefit of the Secured Lenders, legal, valid and enforceable perfected Liens on, and security interest in, all of the Credit Parties’ right, title and interest in and to the properties mortgaged to the Collateral Agent thereunder (the “Mortgaged Properties” and each a “Mortgaged Property”) and the proceeds thereof, subject only to Permitted Liens, and when the Mortgages are filed in the appropriate recording office, the Mortgages shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the Credit Parties in the Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other Person, other than Permitted Liens

4.20 COVENANTS OF THE CREDIT PARTIES

Until the Obligations are paid in full, or such other period as indicated below (including, without limitation, as provided in Article 7):

(a)

Securities Filings. The Parent Company will, within the required time, file with any applicable Securities Commission or other securities agency, any documents, reports and information, in the required form, required to be filed by applicable securities Laws in connection with the issuance of the Secured Debentures and the transactions contemplated by the Restructuring Support Agreement and the Plan of Arrangement, together with any applicable filing fees and other materials.

(b)

Other Information. The Parent Company will promptly deliver to the Secured Lenders such additional information regarding the business, legal, financial or corporate affairs of the Credit Parties or any of their respective subsidiaries, or compliance with the terms of the Transaction Agreements, as any Secured Lender may from time to time reasonably request. Within thirty (30) days after the end of each calendar month, the same financial monthly information as the Parent Company’s management provides to the board of directors, which information will include, to the extent available, a consolidated balance sheet of the Parent Company and its subsidiaries as at the end of such month and the related consolidated statements of income or operations for such month and the portion of the fiscal year then ended, setting forth in comparative form, in each case, commencing with the month in which the Closing Date occurs, the figures for the corresponding month of the previous fiscal year and the corresponding portion of the previous fiscal year, and statements of members’ equity for the current month and consolidated statement of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form, commencing with the month in which the Closing Date occurs, the figures for the corresponding portion of the previous fiscal year, all in reasonable detail.

(c)

Notices. Promptly after an officer of any Credit Party has obtained knowledge thereof, notify the Secured Lenders in writing: (i) of the occurrence of any Event of Default occurring after the date hereof; (ii) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect; (iii) of the filing or commencement of any action, suit, litigation or proceeding, whether at law or in equity by or before any Governmental Body, (1) against the Parent Company or any of its subsidiaries that could reasonably be expected to result in a Material Adverse Effect or (2) with respect to any Transaction Agreement; and (iv) the institution of any steps by any Credit Party or any member of the Controlled Group or any other Person to terminate any Pension Plan or any Canadian Pension Plan, or the failure of any Credit Party or any member of the Controlled Group or any other Person to make a required contribution to any Pension Plan (if such failure is sufficient to give rise to a Lien under Section 303(k) of ERISA or Section 430(k) of the U.S. Tax Code) or to any Multiemployer Pension Plan or a failure to make a required contribution to or pay a due and owing assessment with respect to any Canadian Pension Plan under equivalent applicable Canadian federal or provincial Laws, or the taking of any action with respect to a Pension Plan which could reasonably be expected to result in the requirement that any Credit Party furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan or Multiemployer Pension Plan which could reasonably be expected to result in the incurrence by any Credit Party of any material liability, fine or penalty (including any claim or demand for withdrawal liability or partial withdrawal from any Multiemployer Pension Plan), or any material increase in the contingent liability of any Credit Party or any member of the Controlled Group with respect to any post-retirement welfare plan benefit, or any notice that increased contributions may be required by a Credit Party or any member of the Controlled Group with respect to a Multiemployer Pension Plan to avoid a reduction in plan benefits or the imposition of an excise tax, that any such plan is or has been funded at a rate less than that required under Sections 412 or 431 of the U.S. Tax Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent. Each of the foregoing notices shall be accompanied by a written statement of an officer of the Parent Company (x) that such notice is being delivered pursuant to Sections 4.20(c)(i), (ii), (iii) or (iv) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action the Parent Company has taken and propose to take with respect thereto.

(d)

Reporting Issuer. The Parent Company will continue to be a reporting issuer in good standing in each of the Qualifying Provinces, and the Parent Company will cause its Common Shares to continue to be listed for trading on the CSE or quoted on the OTC or such other exchange as the Requisite Secured Lenders may consent to in writing from time to time.

(e)

Books and Records; Inspections. The Parent Company will, and will cause each of its Subsidiaries to: (i) maintain complete and accurate books and records and permit the Collateral Agent to have access to such books and records; (ii) permit, and cause each subsidiary to permit, the Collateral Agent to inspect the properties and operations of the Parent Company and each of its subsidiaries on reasonable advance notice and during normal business hours. The Parent Company shall and will cause each of its subsidiaries to permit up to one such inspection per fiscal quarter at the Credit Parties’ sole expense. If an Event of Default shall have occurred and be continuing, the Collateral Agent may conduct additional inspections in its sole discretion, each at the Parent Company’s sole expense.

(f)

Field Examinations. If requested by Collateral Agent, the Parent Company will submit to field examinations conducted by an examiner selected by Collateral Agent in form and substance reasonably satisfactory to the Collateral Agent and at the Parent Company’s sole expense, but not to exceed $75,000 for each field examination without the Parent Company’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. The Parent Company shall permit up to two such field examination per fiscal year and subject to the foregoing limitation on the Parent Company’s expense, unless an Event of Default shall have occurred and be continuing, in which event Collateral Agent may conduct additional field examinations in its sole discretion at the Parent Company’s sole expense. Collateral Agent shall give the Parent Company reasonable advance notice of each such examination, and each shall be conducted during normal business hours in a manner so as not to unreasonably disrupt the business and operations of the Parent Company.

(g)

Board Observers. For so long as Gotham Green Partner, LLC or any of its Affiliates hold at least 50% of the outstanding principal amount of Secured Debentures, the Collateral Agent is irrevocably and unconditionally (subject to the express terms hereof) granted the right to appoint two non-voting observers to the Parent Company’s board of directors (together the “Observers” and individually an “Observer”). The Observers shall be provided with notice of, and relevant materials to be considered at, all meetings of the board of directors of the Parent Company (and all subcommittees thereof) and shall be entitled to attend and participate (other than voting) in all meetings of the Parent Company’s board of directors (and all subcommittees thereof); provided, however, that the Observers will be subject to the same obligations of confidentiality to which all of the Parent Company’s board members are subject, and the Collateral Agent acknowledges and agrees that the Observers shall each recuse themselves from any portion of any meeting that pertains to the Secured Lenders or their respective affiliates (other than in respect of the Secured Debentures), including without limitation the Secured Lenders who are party to the Unsecured Debenture Agreement. The Observers may participate in the discussions of matters brought to the Parent Company’s board of directors provided that such Observer shall have no voting rights. The Observers shall also be entitled to the same indemnification, insurance and other protections to which the other members of the Parent Company’s board are entitled. The Parent Company shall reimburse each Observer for the reasonable out-of-pocket expenses incurred by such Observer in connection with satisfying his or her role as Observer, up to a maximum amount of $25,000 in any 12-month period, unless otherwise agreed in writing between the Parent Company and an Observer. The Collateral Agent may replace the Observers, or any one Observer, with a different Observer at any time in its sole discretion by providing written notice thereof to the Parent Company. Each Observer shall enter into a customary form of board observer agreement with the Parent Company and the Collateral Agent prior to, concurrently with, or as soon as practicable after the appointment as an Observer.

(h)

Preservation of Existence; Maintenance of Properties. Except to the extent that failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each Credit Party shall (i) preserve, renew and maintain in full force and effect its legal existence under the laws of the jurisdiction of its organization; (ii) take all reasonable action to maintain all rights, privileges (including its good standing where applicable in the relevant jurisdiction), Permits, Licenses and franchises necessary or desirable in the normal conduct of its business; and (iii) maintain, preserve and protect all of its material tangible or intangible properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and fire, casualty or condemnation excepted.

(i)

Maintenance of Insurance. Each Credit Party shall maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Credit Parties) as are customarily carried under similar circumstances by such other Persons.

(i)

All such insurance shall (1) subject to the agreement of the relevant insurance provider, provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least ten (10) days (or, to the extent reasonably available, thirty (30) days) after receipt by the Collateral Agent of written notice thereof, (the Parent Company shall deliver a copy of the policy (and to the extent any such policy is cancelled or renewed, a renewal or replacement policy) or other evidence thereof to the Collateral Agent, or insurance certificate with respect thereto) and (2) name the Collateral Agent as loss payee (in the case of property insurance) or additional insured on behalf of the Secured Lenders (in the case of liability insurance) (it being understood that, absent an Event of Default, any proceeds of any such property insurance shall be delivered by the insurer(s) to the Parent Company or one of its Subsidiaries), as applicable.

(ii)

If any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then the Parent Company shall, or shall cause each Credit Party to (1) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (2) deliver to Collateral Agent evidence of such compliance in form and substance reasonably acceptable to Collateral Agent. Following the Closing Date, the Parent Company shall deliver to Collateral Agent annual renewals of such flood insurance.

(j)

Payment of Taxes and Other Obligations. Except as disclosed in Schedule 4.16, each Credit Party shall pay, discharge or otherwise satisfy as the same shall become due and payable in the normal conduct of its business, all its obligations and liabilities in respect of Taxes imposed upon it or upon its income or profits or in respect of its property and other governmental charges against it or any of its property, as well as claims of any kind which, if unpaid, could become a Lien on any of its property, except, in each case, (i) to the extent any such Tax is being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP or (ii) if such failure to pay or discharge such obligations and liabilities could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(k)

Compliance with Laws. Each Credit Party shall comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except if the failure to comply therewith could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(l)

Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each Credit Party shall comply, and take all commercially reasonable actions to cause all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits; obtain, maintain and renew all Environmental Permits necessary for its operations and properties; and, in each case to the extent the Credit Parties are required by Environmental Laws, conduct any investigation, remedial or other corrective action necessary to address Hazardous Materials at any property or facility in accordance with applicable Environmental Laws.

(m)	Employee Benefit Plans. The Parent Company shall:

(i)	Maintain, and cause each other Credit Party and each member of the Controlled Group to maintain, each Pension Plan in substantial compliance with all applicable requirements of law and regulations;

(ii)	Make, and cause each other Credit Party and each member of the Controlled Group to make, on a timely basis, all required contributions to any Multiemployer Pension Plan;

(iii)

Not, and not permit any other Credit Party or any member of the Controlled Group to (A) seek a waiver of the minimum funding standards of ERISA, (B) terminate or withdraw from any Pension Plan or Multiemployer Pension Plan or (C) take any other action with respect to any Pension Plan that could reasonably be expected to entitle the PBGC to terminate, impose liability in respect of, or cause a trustee to be appointed to administer, any Pension Plan, unless the actions or events described in clauses (A), (B) and (C) individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect; and

(iv)	Not, and not permit any other Credit Party to terminate any Canadian Pension Plan, unless such termination could not reasonably be expected to have a Material Adverse Effect.

(n)

Additional Collateral; Additional Guarantors. At the Parent Company’s expense, take all action either necessary or as reasonably requested by the Collateral Agent to ensure that the Obligations continue to be secured by substantially all of the assets of the Credit Parties (other than Excluded Property, as defined in the Security Agreements), including:

(i)

Upon (x) the formation or acquisition of any new direct or indirect wholly owned subsidiary by a Credit Party or (y) the date on which a subsidiary previously classified as an Immaterial Subsidiary becomes a Subsidiary, within sixty (60) days after such formation, acquisition or reclassification, or such longer period as the Collateral Agent may agree in writing in its discretion, notify the Collateral Agent thereof and:

A.

cause each such subsidiary to duly execute and deliver to the Collateral Agent joinders to the Guaranty and Security Agreement as Guarantors and Grantors, Mortgages, Intellectual Property Security Agreement, a counterpart of the Intercompany Note, if applicable, an updated schedule to the Guaranty and Pledge Agreement, and other security agreements and documents, as reasonably requested by and in form and substance reasonably satisfactory to Collateral Agent (consistent with the Security Documents), in each case granting Liens on all assets of such subsidiary other than Excluded Property (as defined in the Security Documents);

B.

cause each such subsidiary (and the parent of each such subsidiary that is a Guarantor) to deliver any and all certificates representing equity interests (to the extent certificated) and intercompany notes (to the extent certificated), accompanied by undated stock powers or other appropriate instruments of transfer executed in blank; and

C.

take and cause such subsidiary and each direct or indirect parent of such subsidiary to take whatever action (including the recording of Mortgages, the filing of Uniform Commercial Code financing statements and intellectual property security agreements, and delivery of stock and membership interest certificates) as may be necessary in the reasonable opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and perfected Liens on all assets of such subsidiary other than Excluded Property (as defined in the Security Agreements);

(ii)

If reasonably requested by Collateral Agent, deliver to the Secured Lenders a signed copy of an opinion, addressed to the Secured Lenders and the Collateral Agent, of counsel for the Credit Parties reasonably acceptable to the Collateral Agent as to such matters set forth in this Section 4.20(n) as the Secured Lenders may reasonably request;

(iii)

Not later than thirty (30) days after any new deposit account or securities account is opened by any Credit Party (excluding any accounts used solely to fund payroll or employee benefits), use commercially reasonable efforts to deliver to the Collateral Agent a Control Agreement with respect to each such account, provided that, if the Credit Parties’ commercially reasonable efforts are unable to result in the delivery to the Collateral Agent of a Control Agreement with respect to such account, the Credit Parties’ obligations with respect to this covenant will be deemed to have been satisfied by providing written notice to the Collateral Agent which includes the following information with respect to such new account: bank name, bank address, bank routing number, account number, brief description of the purpose(s) for which the account will be used and the anticipated estimated average daily balance of such account.

(iv)

As promptly as practicable after the request therefor by the Collateral Agent, deliver to the Collateral Agent with respect to each Real Property, any existing title reports, abstracts, surveys, appraisals or environmental assessment reports, to the extent available and in the possession or control of the Credit Parties or their respective subsidiaries;

(v)

(1) Not later than ninety (90) days after the acquisition by any Credit Party of any Real Property (or such longer period as the Collateral Agent may agree in writing in its reasonable discretion), which property would not be automatically subject to another Lien pursuant to pre-existing Security Documents, cause such property to be subject to a Lien and Mortgage in favor of the Collateral Agent for the benefit of the Secured Lenders and take, or cause the relevant Credit Party to take, such actions as shall be necessary or reasonably requested by the Collateral Agent to grant and perfect or record such Lien; and (2) as promptly as practicable after the request therefor by the Collateral Agent, deliver to the Collateral Agent with respect to each such acquired Real Property, any existing title reports, abstracts, surveys, appraisals or environmental assessment reports, to the extent available and in the possession or control of the Credit Parties or their respective subsidiaries; and

(vi)

Following the entering into of any lease agreement for any Leased Premises, upon the reasonable written request of the Collateral Agent thereafter (or such later date as agreed by the Collateral Agent in its sole discretion), the Credit Parties shall use commercially reasonable efforts to deliver to the Collateral Agent an acknowledgement or waiver from each landlord party to such lease agreement regarding the Collateral, in each case in form and substance reasonably satisfactory to the Collateral Agent, with respect to each Leased Premises where Collateral is located and has a book value in excess of $100,000 with respect to any one Leased Premises, or $150,000 in the aggregate for all Leased Premises.

(o)

Further Assurances. Promptly upon reasonable request by the Secured Lenders, each Credit Party shall (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Security Document or other document or instrument relating to any collateral securing the Obligations, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Secured Lenders may reasonably request from time to time in order to carry out more effectively the purposes of the Security Documents. If the Collateral Agent reasonably determines that it is required by applicable Law to have appraisals prepared in respect of the Real Property of any Credit Party subject to a Mortgage, the Parent Company shall provide to the Collateral Agent appraisals that satisfy the applicable requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989.

(p)

Dividends. The Parent Company will not declare or pay any dividend or other distribution either in cash or in kind, except in connection with the ordinary cash management procedures between the Parent Company and its direct and indirect subsidiaries and affiliates or any intercompany dividends or distributions made that are consistent with past practice, provided that no such dividends or distributions shall be made to an entity that is not subject to the Liens in favour of the Collateral Agent.

(q)

Redemptions; Prepayments. The Parent Company will not, and will not permit any of its subsidiaries to make an issuer bid or otherwise redeem any outstanding securities of the Parent Company or any of its subsidiaries, or prepay, redeem, purchase or otherwise satisfy prior to the scheduled maturity in any manner any Indebtedness, including, without limitation, the Unsecured Debentures, other than in accordance with the terms of the Transaction Agreements and the Unsecured Transaction Agreements (it being understood that payments of regularly scheduled principal and interest on Indebtedness permitted under Section 4.20(u) shall be permitted).

(r)

Liens. Other than and as permitted by the Transaction Agreements, none of the Credit Parties will create or permit to exist any Lien with respect to any assets now owned or hereafter acquired by any Credit Party, except the following Liens (herein collectively called the “Permitted Liens”): (a) Liens granted in connection with the acquisition of property after the date hereof and attaching only to the property being acquired, if the indebtedness secured thereby neither exceeds such property’s fair market value at the time of acquisition thereof nor exceeds $750,000 in the aggregate for the Parent Company and its Subsidiaries collectively at any one time outstanding, (b) Liens for taxes set forth in Schedule 4.16, current taxes and duties, in each case not yet due or delinquent, or for taxes being contested in good faith by appropriate proceedings, for which adequate reserves have been established in accordance with GAAP, (c) Liens imposed by law, such as mechanics’, workers’, materialmen’s, carriers’ or other like liens (excluding Liens arising under ERISA) (i) which arise in the ordinary course of business for sums not due or sums which the Parent Company is contesting in good faith by appropriate proceedings, for which adequate reserves have been established in accordance with GAAP, or (ii) which are set forth on Schedule 4.20(r), (d) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other statutory obligations, (e) easements, rights of way, restrictions and other similar charges or encumbrances with respect to real property not interfering in any material respect with the ordinary conduct of the Business, (f) present or future zoning laws and ordinances or other laws and ordinances restricting the occupancy, use or enjoyment of real property, (g) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases statutory obligations, surety and appeal bonds, and other obligations of like nature arising in the ordinary course of business, (h) bankers Liens, rights of setoff and other similar Liens existing solely with respect to cash and cash equivalents on deposit in one or more accounts maintained by any Credit Party, in each case granted in the ordinary course of business in favour of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and other account arrangements; (i) Liens described in Schedule 4.20(r), (j) Liens in favour of lessors securing operating leases; (k) Liens securing the MPX Obligations; and (l) Liens securing the New Jersey Debt.

(s)

Indebtedness. The Parent Company shall not incur, create, assume, become or be responsible in any manner, whether as debtor, obligor, guarantor, surety or otherwise, with respect to, or permit any of its subsidiaries to incur, create, assume, become or be liable in any manner, whether as debtor, obligor, surety or otherwise, with respect to, any Indebtedness at any one time outstanding, except (i) the Obligations, (ii) debt existing prior to the Closing Date as set forth on Schedule 4.20(s) or substantially similar replacement debt and with a term to maturity no earlier than the maturity date of the debt proposed to be replaced, as consented to by the Collateral Agent, which consent shall not be unreasonably withheld, (iii) liabilities for trade accounts and accrued expenses payable in the ordinary course of business, including amounts that are over 90 days past due of up to $1,000,000.00 (excluding fees and expenses of Company Advisors (as defined in the Plan of Arrangement) in connection with the Recapitalization Transaction or other advisors of the Credit Parties in connection with matters disclosed on Schedules 4.9(m) and 4.10(a) hereof, Deferred Professional Fees and accrued and unpaid interest thereon, and any other fees and expenses provided for under Article 17 of this Agreement and the Unsecured Debenture Agreement) in the aggregate at any given time, (iv) the MPX Obligations, (v) the New Jersey Debt; (vi) liabilities (other than rent, triple net rent expenses, and guarantees in the ordinary course of business) incurred or provided under lease agreements in the ordinary course of business and on arm’s length terms consistent with market conditions, in an amount not to exceed $750,000 in the aggregate for the Parent Company and its Subsidiaries collectively at any one time outstanding, and (vii) the Unsecured Debentures and other obligations under the Unsecured Transaction Agreements.

(t)

Investments. Except as disclosed in Schedule 4.20(t), the Parent Company shall not make or permit to exist any loans or advances to, or investments in, any other Person, except for (a) loans or advances to employees that do not, in the aggregate, exceeds $100,000 outstanding at any time, (b) investments in obligations of the United States of America and agencies thereof and obligations guaranteed by the United States of America maturing within one year from the date of acquisition, (c) certificates of deposit, time deposits or repurchase agreements issued by commercial banks organized under the laws of the United States of America (or any state thereof) and having a combined capital surplus, and undivided profits of not less than $250,000,000, by any other domestic depository institution if such certificates of deposit are fully insured by the Federal Deposit Insurance Corporation, or by any Canadian chartered bank whose deposits are insured by the Canada Deposit Insurance Corporation, (d) commercial paper, maturing not more than nine months from the date of issue, provided that, at the time of purchase, such commercial paper is rated not lower than “P-1” or the then-equivalent rating by Moody’s Lender’s Service or “A-1” or the then-equivalent rating by Standard & Poor’s Corporation or, if both such rating services are discontinued, by such other nationally recognized rating service or services, as the case may be, as the Parent Company shall select with the Requisite Secured Lenders’ consent, (e) bonds the interest on which is excludable from federal gross income under Section 103(a) of the U.S. Tax Code having a long-term rating of not less than “A” by Moody’s or S&P or a short term rating of not less than “M1G-1” or “P-1” by Moody’s or “A-1” by S&P, (f) investments in regulated money market funds invested in U.S. securities in amounts in the aggregate not exceeding $500,000 or (g) investments, loans or other advances described in reasonable detail in Schedule 4.20(t) in existence on the Closing Date.

(u)

Transactions with Affiliates. Except for the transactions described in Schedule 4.20(u), none of the Credit Parties shall enter into any transaction with any Affiliate that is not a subsidiary of the Parent Company, including, without limitation, the purchase, sale or exchange of property or the rendering of any service to any Affiliate that is not the Parent Company or one of its subsidiaries, except in the ordinary course of business consistent with past practices of the Business and on terms substantially as favorable to such Credit Party as would be obtainable by such Credit Party at the time in a comparable arm’s-length transaction with a Person other than an Affiliate.

(v)

Permitted Subsidiary Change of Control Transactions. Except for the transactions described in Schedule 4.20(u), the Parent Company shall not, and shall not permit any Subsidiary to, enter into any Change of Control Transaction, or to make any filing or take any creditor protection action relating to the Parent Company or of its subsidiaries, including any action or filing under Debtor Relief Laws.

(w)

Solvency; No Comingling. Each Credit Party shall be Solvent at all times from and after the Closing Date, assuming the completion of all transactions contemplated by this Agreement, the Unsecured Debenture Agreement, the Restructuring Support Agreement and the Plan of Arrangement. Each Credit Party maintains a separate bank account, to the extent a bank account is reasonably necessary for the ordinary course business of such Credit Party. None of the Credit Parties shall comingle its assets with the assets of any other Person, and each Credit Party shall maintain separate ownership of its assets and operate its business as a separate and distinct operation from any of its Affiliates and any other Person. Each Credit Party shall separately maintain sufficient capital and liquid resources to operate its business.

(x)

Use of Proceeds. The Proceeds shall not be used for any purpose other than (i) any purpose set forth on Schedule 4.20(x), (ii) to pay fees, costs and expenses due and payable under the Transaction Agreements and the Unsecured Transaction Agreements, (iii) to pay other costs and expenses incurred in connection with the issuance of the Secured Debentures and in connection with the Plan of Arrangement and Restructuring Support Agreement generally, and (iv) for working capital and general corporate purposes.

(y)

Change in Nature of Business. The Parent Company shall not, nor shall the Parent Company permit any of the Subsidiaries to, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by the Credit Parties on the Closing Date or any business reasonably related, complementary, synergistic or ancillary thereto or reasonable extensions thereof.

(z)

Changes to Certain Documents. The Parent Company shall not, nor shall it permit any of the Subsidiaries to amend, modify or change any material terms of any agreement, instrument or other document (i) between a Credit Party and any Person that is not a Credit Party and holds a License, (ii) between a Credit Party and an Affiliate of any Credit Party, or (iii) constituting an organizational, governing or constating document of any Credit Party, in each case with respect to the foregoing clauses (i)-(iii) in a manner that could reasonably be expected to be, taken as a whole, adverse to the interests of any Secured Lender, without its prior written consent. The Parent Company shall not, nor shall it permit any of the Subsidiaries to amend, modify or change any terms of any agreement, instrument or other document evidencing, entered into in connection with or relating to the Unsecured Debentures without the prior written consent of the Requisite Secured Lenders.

(aa)

Liquidity. The Credit Parties hereby covenant and agree that, unless the Collateral Agent provides its prior written consent, the Credit Parties collectively will have, at all times while any Secured Debenture is outstanding, not less than $1,000,000 in unencumbered cash in the accounts of the Credit Parties collectively or the account of the Issuer and such funds shall constitute an “asset” of the Parent Company for purposes of GAAP.

(bb)

Limitation on Activities of the Parent Company. The Parent Company will not engage at any time in any business or business activity other than (i) ownership of the Equity Interests in the Issuer and the Subsidiaries, together with activities related thereto, (ii) performance of its obligations under and in connection with the Transaction Agreements, the Unsecured Transaction Agreements, and the other agreements contemplated hereby and thereby and the incurrence and performance of Obligations permitted to be incurred by it under Section 4.20(s), (iii) issuance of Equity Interests and activities in connection therewith and related thereto, (iv) capital markets activities, (v) activities expressly permitted or required hereunder and (vi) as otherwise required by Law.

(cc)

Registration of Securities. The Parent Company shall provide written notice to the Collateral Agent at least thirty (30) days prior to the registration of any securities with the U.S. Securities and Exchange Commission or any other applicable securities commission and/or the filing of a prospectus or any other document with any Securities Commission in relation to the distribution of a security by the Parent Company.

(dd)

Asset Dispositions. Except as set forth in Schedule 4.20(dd), Schedule 1.6 or as otherwise specifically permitted under this Agreement, any other consent agreements which may be entered into with the Collateral Agent or the Secured Lenders after the date hereof, or any other Transaction Agreement, no Credit Party shall sell, lease, assign, transfer or otherwise dispose of any of its assets, including any disposition of its capital stock, whether now owned or hereafter acquired, except for dispositions of assets in the ordinary course of business consistent with past practice.

(ee)

Post-Closing Covenants. Except as otherwise agreed by the Secured Lenders, the Parent Company shall, and shall cause each of the other Credit Parties to take each of the actions set forth on Schedule 4.20(ee) within the time periods set forth therein (or such longer time periods as determined by the Secured Lenders).

ARTICLE 5

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SECURED LENDERS

Each Secured Lender represents and warrants as of the date hereof, and covenants to the Parent Company, and acknowledges that the Parent Company is relying upon the following representations, warranties and covenants in connection with the transactions contemplated hereby:

5.1 ENTITY POWER

Such Secured Lender has the power and capacity to enter into, and to perform its obligations under each of the Transaction Agreements to which it is a party.

5.2 AUTHORIZATION

Each of the Transaction Agreements to be executed and delivered by such Secured Lender has been duly authorized, executed and delivered by such Secured Lender and constitutes a valid and binding obligation of such Secured Lender enforceable against it in accordance with its terms subject, however, to the customary limitations with respect to Debtor Relief Laws and with respect to the availability of equitable remedies.

5.3 NO CONTRAVENTION

Neither the entering into nor the delivery of the Transaction Agreements to be executed and delivered by such Secured Lender nor the performance by such Secured Lender of any of its obligations under the Transaction Agreements will contravene, breach or result in any default under, or result in the creation of any lien or encumbrance under, or relieve any Person from its obligations under:

(a)	the organizational documents of such Secured Lender;

(b)	any mortgage, lease, contract, other legally binding agreement, instrument, licence or permit, to which such Secured Lender is a party or by which it may be bound; or

(c)	any applicable Law, statute, regulation, rule, order, decree, judgment, injunction or other restriction of any Governmental Body to which such Secured Lender is subject.

5.4 SECURITIES MATTERS

(a)

In the case of a subscription for the Secured Debentures as trustee or agent, such Secured Lender is the duly authorized trustee or agent of the disclosed beneficial purchaser with due and proper power and authority to execute and deliver, on behalf of each such beneficial purchaser, the Transaction Agreements, to agree to the terms and conditions herein and therein set out and to make the representations, warranties, acknowledgements and covenants herein and therein contained, all as if each such beneficial purchaser were the purchaser and such Secured Lender’s actions as trustee or agent are in compliance with applicable Law and such Secured Lender and each beneficial purchaser acknowledges that the Parent Company and Issuer are required by Law to disclose to certain regulatory authorities the identity of each beneficial purchaser of Secured Debentures for whom it may be acting.

(b)

Such Secured Lender acknowledges that none of the Secured Debentures have been or will be registered under the U.S. Securities Act or any applicable state securities Laws and will be issued by the Issuer in reliance on the Section 3(a)(10) Exemption. Solely with respect to affiliates of the Parent Company or Issuer, the Secured Debentures may be deemed “restricted securities” within the meaning of Rule 144 under the U.S. Securities Act, and therefore may not be offered or sold by it, directly or indirectly, in the United States without registration under United States securities Laws, except in limited circumstances, and the Secured Lender understands that the Secured Debentures may each contain a legend in respect of such restrictions.

(c)

The delivery of this Agreement, the acceptance of it by the Parent Company and the Issuer and the issuance of the Secured Debentures to the Secured Lender complies with all applicable Laws of the Secured Lender’s domicile and all other applicable Laws and will not cause the Parent Company or the Issuer to become subject to or comply with any disclosure, prospectus or reporting requirements under any such applicable Laws.

(d)

Such Secured Lender acknowledges and agrees that it has been notified by the Parent Company (i) of the delivery to the OSC of personal information pertaining to the Secured Lender including, without limitation, the full name, address and telephone number of the Secured Lender, the number and type of securities acquired and the total purchase price paid in respect of the Secured Debentures, (ii) that this information is being collected indirectly by the OSC under the authority granted to it in securities Laws, (iii) that this information is being collected for the purposes of the administration and enforcement of the securities Laws of Ontario, and (iv) that the title, business address and business telephone number of the public official in Ontario who can answer questions about the OSC’s indirect collection of the information is the Administrative Assistant to the Director of Corporate Finance, the Ontario Securities Commission, Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario M5H 3S8, Telephone: (416) 593-8086, Facsimile: (416) 593-8252, and (v) the Secured Lender hereby authorizes the indirect collection of the information by the OSC.

(e)	Such Secured Lender acknowledges and agrees that:

(i)

the Parent Company has advised such Secured Lender, that the Parent Company is relying on an exemption from the requirements to provide such Secured Lender with a prospectus and to sell securities through a person or company registered to sell securities under the Securities Act (Ontario) and other applicable securities laws and, as a consequence of acquiring the Secured Debentures pursuant to this exemption, certain protections, rights and remedies provided by the Securities Act (Ontario) and other applicable securities Laws, including statutory rights of rescission or damages, will not be available to them; and

(ii)

the Transaction Agreements require it to provide certain Personal Information to the Parent Company. Such information is being collected and will be used by the Parent Company for the purposes of completing the proposed issuance of the Secured Debentures, which includes, without limitation, determining such Secured Lender’s eligibility to acquire such securities under applicable Laws and preparing and registering certificates representing the Secured Debentures. Such Secured Lender agrees that its Personal Information may be disclosed by the Parent Company to: (A) applicable securities regulatory authorities, (B) the Parent Company’s registrar and transfer agent, if any, and (C) any of the other parties involved in the proposed transaction, including legal counsel, and may be included in record books in connection with the transaction. In addition, such Secured Lender acknowledges, agrees and consents to the collection, use and disclosure of Personal Information by the Parent Company for corporate finance and shareholder communication purposes or such other purposes as are necessary to the Parent Company’s Business.

5.5 APPLICATION OF PROCEEDS

The Secured Lenders hereby agree that all payments received from the Issuer or any Credit Party under the Secured Debentures shall be applied in the following order of priority (the “Application of Payments Provision”):

FIRST, to the payment of costs and expenses of the Collateral Agent in connection with its exercise of remedies and enforcing or collecting the Obligations;

SECOND, to the payment of costs and expenses of the Secured Lenders in connection with their rights, the exercise of remedies, and enforcing or collecting the Obligations, ratably in respect of the principal amount of Secured Debentures then held by each such Secured Lender;

THIRD, to the payment of accrued but unpaid interest with respect to the Secured Debentures (excluding interest which has been added to the principal amount thereof, in accordance with its terms), ratably in respect of the principal amount of Secured Debentures then held by the Secured Lenders; and

FOURTH, to the payment of the outstanding principal amount of the Secured Debentures then outstanding, ratably in respect of the principal amount of Secured Debentures then held the Secured Lenders.

Each Credit Party agrees to make payments under the Secured Debentures in accordance with the foregoing Application of Payments Provision. To the extent any Secured Lender receives any payment under the Secured Debentures which does not comply with the foregoing Application of Payments Provision, such Secured Lender shall segregate and hold such payment in trust for the benefit of, and immediately pay over to, the other Secured Lenders, to be applied in accordance with the Application of Proceeds Provision, in the same form as received, with any necessary endorsements. Each Secured Lender hereby authorizes the foregoing payment provisions, and such authorization is irrevocable and coupled with an interest.

ARTICLE 6

EVENTS OF DEFAULT

6.1 EVENT OF DEFAULT

Each of the following shall constitute an “Event of Default” under this Agreement.

(a)

Nonpayment of Loans and Other Liabilities. Default in the payment (i) when due of principal of any Secured Debenture, or (ii) of any interest or any fees or any other amounts payable by any Credit Party to any Secured Lender hereunder or in the payment of any other Obligations due from any Credit Party to any Secured Lender, in each case under this subclause (ii) within three (3) Business Days of being due.

(b)	Granting of Security. Any Credit Party or any Subsidiary grants any Lien other than a Permitted Lien.

(c)

Nonpayment of Other Indebtedness. Default (after giving effect to any notice and cure periods) with respect to any Indebtedness of the Parent Company or any of its subsidiaries (x) under or pursuant to the Unsecured Transaction Agreements or (y) otherwise in excess of $500,000 which has not been effectively cured or waived and the obligee of such Indebtedness has the right to accelerate the maturity of the Indebtedness; or default with respect to any other obligations or Indebtedness of the Parent Company or any of its subsidiaries which could reasonably be expected to have a Material Adverse Effect and which has not been effectively cured or waived; or acceleration of the payment of any Indebtedness subordinate to the Obligations, and the obligee with respect thereto has the right to accelerate the maturity of such other Indebtedness, in each case under subclause (y) of this Section 6.1(c) only, if such default remains uncured for ten (10) Business Days.

(d)

Other Material Obligations. Default (after giving effect to any notice and cure periods) in the payment when due, or in the performance or observance of, any material obligation of, or condition agreed to by, the Parent Company with respect to any material purchase or lease of goods or services in excess of $500,000 or which could reasonably be expected to have a Material Adverse Effect (except only to the extent that the Parent Company is contesting the existence of any such default in good faith and by appropriate proceedings), in each case under this Section 6.1(d), if such default remains uncured for ten (10) Business Days.

(e)

Bankruptcy or Insolvency. The Parent Company or any of its subsidiaries files or has filed against it any action under any Debtor Relief Law, or the Parent Company or any of its subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for forty five (45) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for forty five (45) calendar days, or an order for relief is entered in any such proceeding.

(f)

Representations and Warranties. Any representation or warranty made by any Credit Party in any Transaction Agreement is breached or was false or misleading in any material respect when made, or any schedule, certificate, financial statement, report, notice, or other writing furnished to any Secured Lender or Collateral Agent by any Credit Party or any Guarantor is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

(g)

Transaction Agreements. (i) The Parent Company or any Credit Party shall fail to comply with or to perform in any material respect any provision of any of the Transaction Agreements to which it is a party and such failure shall continue beyond any applicable grace or cure period; or any of the Transaction Agreements shall fail to remain in full force and effect except as expressly provided therein, or any action by any Person other than a Credit Party shall be taken to assert the unenforceability or invalidity of any of the Transaction Agreements, in each case under this Section 6.1(g)(i), if such default remains uncured for ten (10) Business Days; or (ii) any action by a Credit Party shall be taken to assert the unenforceability or invalidity of any of the Transaction Agreements.

(h)	Intentionally Omitted.

(i)

Judgments. There shall be entered against any Credit Party one or more judgments or decrees in excess of $500,000 in the aggregate at any one time outstanding for any one or more of such Credit Parties or could reasonably be expected to result in a Material Adverse Effect, excluding those judgments or decrees (i) that shall have been stayed, vacated or bonded within thirty (30) days after such judgment or decree has been entered, (ii) that shall have been outstanding less than thirty (30) days from the entry thereof, (iii) for and to the extent to which such Credit Party is insured and with respect to which the insurer specifically has assumed responsibility in writing (and without any reservation of rights) or (iv) for and to the extent to which the Parent Company is otherwise indemnified if the terms of such indemnification are reasonably satisfactory to the Collateral Agent.

(j)

Notice of Tax Lien, Levy, Seizure or Attachment. Except for matters that exist as of the Closing Date or may exist as a result of unpaid state or federal taxes owed as of the Closing Date, which, in each case, are disclosed on Schedule 4.16, a notice of Lien, levy or assessment is filed of record with respect to all or any portion of any assets of any Credit Party or any of its subsidiaries by the United States or Canada, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including, without limitation, the IRS or the PBGC, or any taxes or debts owing to any of the foregoing becomes a Lien or encumbrance upon all or any portion of the assets of any Credit Party or any of its subsidiaries, or the making or any attempt by any Person to make any levy, seizure or attachment upon any of the assets of a Credit Party or any of its subsidiaries (except only to the extent that such Credit Party or such subsidiary is contesting such notice in good faith and by appropriate proceedings), in each case under this Section 6.1(j), if such default remains uncured for ten (10) Business Days.

(k)

Inability to Conduct Business and De-Listing. If: (i) the Parent Company or any of its subsidiaries is enjoined, restrained, or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any part of its business affairs or loses or has its License revoked, or (ii) hereafter the Common Shares of the Parent Company cease to be traded on the CSE or such other exchange as the Requisite Secured Lenders may consent to in writing from time to time, or (iii) hereafter, any cease trade order is obtained from any Governmental Body causing the Parent Company to de-list or ordering the cessation of trading of the Common Shares or precluding the Parent Company from completing an offering of Common Shares (or precluding any Person from completing a secondary offering of Common Shares of the Parent Company) and listing such Common Shares on the CSE or such other exchange as the Requisite Secured Lenders may consent to in writing from time to time.

(l)

Dissolution of the Parent Company or any Subsidiary. The Parent Company or any Subsidiary involuntarily dissolves or is involuntarily dissolved, or involuntarily terminates its existence or involuntarily has its existence terminated, except for those disclosed on Schedule 4.2.

(m)

Change of Control. Except as set forth on Schedule 4.20(v), the occurrence of any Change of Control Transaction unless the Requisite Secured Lenders shall have consented to such Change of Control Transaction in writing (which consent shall be made or withheld in the Requisite Secured Lenders’ sole discretion), unless such Change of Control Transaction occurs after the date that is three years from the Closing Date and provides for the Obligations to be paid in full in which case no consent shall be required.

(n)	Material Adverse Effect. A Material Adverse Effect exists or occurs and is continuing.

(o)

Pension Plans. (i) Institution of any steps by any Person to terminate a Pension Plan or a Canadian Pension Plan if as a result of such termination any Credit Party could reasonably be required to make a contribution to such Pension Plan, or could reasonably incur a liability or obligation to such Pension Plan, in excess of $250,000; (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 303(k) ERISA or Section 430(k) of the U.S. Tax Code on the assets of any Credit Party or any member of the Controlled Group; (iii) a failure to meet the contribution or other assessment requirements under applicable Canadian federal or provincial Laws with respect to any Canadian Pension Plan; or (iv) there shall occur any withdrawal or partial withdrawal from a Multiemployer Pension Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Pension Plans as a result of such withdrawal (including any outstanding withdrawal liability that any Credit Party or any member of the Controlled Group have incurred on the date of such withdrawal) and as to which any Credit Party is liable for under ERISA exceeds $250,000.

6.2 ACCELERATION

Upon the occurrence and during the continuance of an Event of Default specified in Section 6.1, all outstanding amounts of principal owing under the Secured Debentures and all accrued and unpaid interest on the Secured Debentures, and all other amounts owed to the Secured Lenders and Collateral Agent under this Agreement and the Transaction Agreements, shall thereupon become immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, anything in this Agreement or the Transaction Agreements to the contrary notwithstanding. In addition, upon and during the continuation of an Event of Default, the interest rate under the Secured Debentures shall increase by three percent (3%) per annum.

6.3 RIGHTS AND REMEDIES GENERALLY

(a)

If any Event of Default shall occur and be continuing then each Secured Lender, and the Collateral Agent for the benefit of the Secured Lenders, shall have all the rights of a secured party under the Uniform Commercial Code (and all equivalents thereof) or the Personal Property Security Act of any jurisdiction in Canada (and all equivalents thereof), shall have all rights now or hereafter existing under all other applicable Laws, and, subject to any mandatory requirements of applicable Law then in effect, shall have all the rights set forth in this Agreement, the other Transaction Agreements or in any other agreement or document between the parties hereto. No enumeration of rights in this Section 6.3 or anywhere else in this Agreement or in any other agreement or document between the parties hereto shall be construed to in any way limit the rights or remedies of the Secured Lenders. If any Event of Default described in Section 6.1(e) shall occur, the Obligations shall become immediately and automatically due and payable without presentment, demand, protest or notice of any kind.

(b)

In addition to any rights and remedies of the Secured Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Secured Lender and its Affiliates (and the Collateral Agent, in respect of any unpaid fees, costs and expenses payable under the Security Documents) is authorized at any time and from time to time, without prior notice to the Parent Company, any such notice being waived by the Parent Company (on its own behalf and on behalf of each Credit Party) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other obligations at any time owing by, such Secured Lender and its Affiliates or the Collateral Agent to or for the credit or the account of the respective Credit Parties against any and all Obligations owing to such Secured Lender and its Affiliates or the Collateral Agent hereunder or under any other Transaction Agreement, now or hereafter existing, irrespective of whether or not the Collateral Agent or such Secured Lender or Affiliate shall have made demand under this Agreement or any other Transaction Agreement and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Each Secured Lender agrees promptly to notify the Parent Company and the Collateral Agent after any such set off and application made by such Secured Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Collateral Agent and the Secured Lenders under this Section 6.3(b) are in addition to other rights and remedies (including other rights of setoff) that the Collateral Agent and the Secured Lenders may have.

ARTICLE 7

SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS, INDEMNITIES AND AGREEMENTS

Subject to the terms and conditions of this Article 7, all representations and warranties, indemnities and agreements of the parties hereto contained in this Agreement and in all certificates and documents delivered pursuant to or contemplated by this Agreement, shall survive the date hereof and shall continue until the Obligations are paid in full, at which time they shall expire and cease to be of any further force or effect, provided, however, that (a) a claim for any breach of any of the representations and warranties contained in this Agreement or in any certificate or document delivered pursuant to or contemplated by this Agreement involving fraud or fraudulent misrepresentation (as determined by a court of competent jurisdiction) or involving a representation and warranty which the Parent Company knew to be false or incomplete shall survive and continue in full force and effect without limitation of time and (b) all obligations for indemnification and reimbursement of fees and expenses payable hereunder to any Secured Lender or the Collateral Agent shall survive the payment in full of the Obligations.

The parties hereto hereby acknowledge that if notice regarding any matter contemplated in this Article 7 is given by any party hereto, acting in good faith, to the others of them within the relevant time period specified in this Article 7, and if before such matter has been fully dealt with pursuant to this Agreement, the relevant time period would expire, the time period in question shall be deemed to be extended (with respect to such matter only) until such matter has been fully dealt with pursuant to this Agreement.

ARTICLE 8

INDEMNIFICATION

8.1 INDEMNIFICATION BY THE CREDIT PARTIES

(a)

To the fullest extent permitted by law, in consideration of the execution and delivery of this Agreement by the Secured Lenders and the agreement to purchase or otherwise acquire the Secured Debentures, as applicable, the Credit Parties hereby jointly and severally agree to indemnify, exonerate and hold Collateral Agent, each Secured Lender and each of their respective directors, officers, shareholders, managers, employees, partners, consultants, agents and their respective heirs, successors and assigns (collectively, the “Indemnified Parties”) free and harmless from and against any and all actions, causes of action, suits, losses, costs, damages, expenses and liabilities, including legal fees (collectively, a “Loss”), incurred by such Indemnified Party as a result of, or arising out of, or relating to: (i) any tender offer, merger, purchase of equity interests, purchase of assets or other similar transaction financed or proposed to be financed in whole or in part, directly or indirectly, with the Proceeds, (ii) the use, handling, release, emission, discharge, transportation, storage, treatment or disposal of any Hazardous Materials at any property owned or leased by any Credit Party, (iii) any violation of any Environmental Laws with respect to conditions at any property owned or leased by any Credit Party or the operations conducted thereon, (iv) the investigation, cleanup or remediation of offsite locations at which any Credit Party or their respective predecessors are alleged to have directly or indirectly disposed of Hazardous Materials or (v) the execution, delivery, performance or enforcement of (x) any Transaction Agreement by the Secured Lenders or Collateral Agent, or (y) the Original Agreement and “Transaction Agreements” (as defined in the Original Agreement) by the Collateral Agent and the Secured Lenders party thereto, in each case with respect to clauses (i)-(v) except to the extent any such Loss results from the Indemnified Party’s own gross negligence or willful misconduct or the reduction of Indebtedness owing by the Credit Parties to the Secured Lenders in accordance with the Plan of Arrangement (the “Indemnified Liabilities”). If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Credit Party hereby jointly and severally agrees to make the maximum contribution to the payment and satisfaction of each Loss which is permissible under applicable law. All Obligations provided for in this Section 8.1 shall survive repayment of the Obligations, assignment of the Secured Debentures, any foreclosure under, or any modification, release or discharge of, any or all of the Security Documents and termination of this Agreement.

(b)

For purposes of this Section 8.1, the determination of any Loss for indemnification hereunder shall take into account the net effect of each of the following on the Indemnified Parties as it relates to each particular indemnity payment, if and as applicable: (i) the decrease in value, if any from such indemnification claim in the Secured Debentures; (ii) insurance proceeds which the Secured Lenders received in respect of such matter; and (iii) indemnity payments which the Secured Lenders received from parties other than the Credit Parties hereunder in respect of such matter.

(c)	The foregoing obligations shall survive the payment in full of the other Obligations.

8.2 PAYMENTS UNDER THE SECURED DEBENTURES

Any payment or distribution by the Parent Company or the Issuer to any Secured Lender under the Secured Debentures for principal or interest, shall not be subject to any deduction, withholding or offset for any reason whatsoever except to the extent required by Law, and the Issuer represents that to its best knowledge no deduction, withholding or offset is so required for any Tax or any other reason. Notwithstanding any term or provision of any Transaction Agreement to the contrary, if it shall be determined that any payment (other than a payment dealt with under Section 8.1(a)) by the Parent Company or the Issuer to or for the benefit of any Secured Lender pursuant to the terms of any Transaction Agreement, whether for principal, interest or otherwise and whether paid or payable or distributed or distributable, actual or deemed, would be or is subject to any deduction, withholding or offset due to any Tax, then the Parent Company or the Issuer, as the case may be, shall, in addition to all sums otherwise payable, pay to such Secured Lender an additional payment in cash so that after any required withholding or the making of all required deductions (including withholding and deductions applicable to additional sums payable under this Section 8.2), the applicable Secured Lender receives an amount equal to the sum it would have received had no such withholding or deduction been made. The Parent Company or the Issuer, as the case may be, shall timely remit the full amount withheld or deducted to the applicable Governmental Body and shall provide evidence of such payment to the relevant Secured Lenders within thirty (30) days of making such payment.

8.3 NOTICE OF CLAIM

If a Secured Lender becomes aware of a Loss in respect of which indemnification is provided for pursuant to Section 8.1, such Secured Lender shall give written notice of the Loss to the Parent Company within 60 days of becoming aware of such Loss. Such notice shall specify whether the Loss arises as a result of a claim by a Person against such Secured Lender or whether the Claim does not so arise, and shall also specify with reasonable particularity (to the extent that the information is available): (a) the factual basis for the claim; and (b) the amount of the Loss, if known.

8.4 THIRD PARTY CLAIMS

If any legal proceedings shall be instituted or any claim is asserted by any non-affiliated third party in respect of which any of the Indemnified Parties may be entitled to indemnity hereunder, any Secured Lender or the Collateral Agent shall give the Parent Company written notice in accordance with Section 8.3 and Article 18. Such Secured Lender or the Collateral Agent shall have the right, at its option and expense, to participate in the defence of such a proceeding or claim and, at its option, to control the defence, negotiation or settlement thereof.

ARTICLE 9

[RESERVED]

ARTICLE 10

FURTHER ASSURANCES

Each of the parties hereto shall promptly do, make, execute, deliver or cause to be done, made, executed or delivered, all such further acts, documents and things as the other parties hereto may require, acting reasonably, from time to time for the purpose of giving effect to this Agreement and the other Transaction Agreements, and shall use reasonable efforts and take all such steps as may be reasonably within its power to implement to the full extent the provisions of this Agreement and the other Transaction Agreements.

ARTICLE 11

SEVERABILITY

If any provision hereof is illegal, invalid or unenforceable, such provision shall be deemed to be severed and deleted from this Agreement and such illegality, invalidity or unenforceability shall not in any manner affect the validity or enforceability of the remainder hereof.

ARTICLE 12

AMENDMENT; WAIVER

Except as provided in the next following sentence, no amendment, modification or waiver of any provision of this Agreement or any Transaction Agreement, nor consent to any variance therefrom, shall be effective unless the same is in writing and signed by the Parent Company, on behalf and for the benefit of itself and all other Credit Parties to be bound by such waiver, and the Collateral Agent, on behalf and for the benefit of itself and the Secured Lenders, and such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. Notwithstanding anything herein contained, no amendment, modification or waiver of any provision of this Agreement or any Transaction Agreement, nor consent to any variance therefrom, which would effectively relate to the following matters shall be effective unless the same is in writing and signed by the Parent Company, on behalf of and for the benefit of itself and all other Credit Parties to be bound by such waiver, and all of the Secured Lenders: (i) reduce any interest rate applicable to the Obligations, (ii) change the amount of or due date with respect to any principal, interest, fee or expense that is payable to any Secured Lender under any Transaction Agreement, or (iii) modify the definition of Requisite Secured Lenders, this Section 12 of this Agreement or any provision of any other Transaction Agreement (other than the Investor Rights Agreement and Registration Rights Agreement), which governs or relates to amendments, restatements, consents, waivers or other modifications to this Agreement, and such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

Any waiver of any Event of Default, default, breach or non-compliance under this Agreement is not effective unless in writing and signed by the Collateral Agent on behalf of itself and the Secured Lenders, provided, however, that any waiver of a payment Event of Default under Section 6.1(a) of this Agreement must be approved in writing by the Requisite Secured Lenders. No waiver shall be inferred from or implied by any act or delay in acting by a party in respect of any default, breach or non-observance or by anything done or omitted to be done by the other party. Nothing in this section shall affect each Secured Lender’s rights under Section 4.3 of the Secured Debentures. The waiver by a party of any default, breach or non-compliance under this Agreement shall not operate as a waiver of that party’s rights under this Agreement in respect of any continuing or subsequent default, breach or non-observance (whether of the same or any other nature).

ARTICLE 13

COUNTERPARTS AND FACSIMILE

This Agreement may be executed originally, by facsimile or by e-mail transmission of an Adobe Acrobat file or similar means of recorded electronic transmission and in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument and shall be valid, binding and effective as if originally signed as one document.

ARTICLE 14

GOVERNING LAW

THIS AGREEMENT AND EACH OTHER TRANSACTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK UNLESS ANY SUCH TRANSACTION AGREEMENT EXPRESSLY PROVIDES FOR ANOTHER GOVERNING LAW.

ARTICLE 15

FORUM; CONSENT TO JURISDICTION

ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY TRANSACTION AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY TRANSACTION AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH CREDIT PARTY, THE COLLATERAL AGENT AND EACH SECURED LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS AND AGREES THAT IT WILL NOT COMMENCE OR SUPPORT ANY SUCH ACTION OR PROCEEDING IN ANOTHER JURISDICTION. EACH CREDIT PARTY, THE COLLATERAL AGENT AND EACH SECURED LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY TRANSACTION AGREEMENT OR OTHER DOCUMENT RELATED THERETO. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY TRANSACTION AGREEMENT IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN TELECOPIER OR OTHER ELECTRONIC TRANSMISSION) IN ARTICLE 18. NOTHING IN THIS AGREEMENT OR ANY OTHER TRANSACTION AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER TRANSACTION AGREEMENT SHALL AFFECT ANY RIGHT THAT THE COLLATERAL AGENT OR ANY SECURED LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION TO ENFORCE ANY AWARD OR JUDGMENT OR EXERCISE ANY RIGHT UNDER THE SECURITY DOCUMENTS AGAINST ANY COLLATERAL OR ANY OTHER PROPERTY OF ANY CREDIT PARTY IN ANY OTHER FORUM IN ANY JURISDICTION IN WHICH COLLATERAL IS LOCATED.

ARTICLE 16

WAIVER OF JURY TRIAL

TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY TRANSACTION AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY TRANSACTION AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS Article 16 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

ARTICLE 17

FEES AND EXPENSES

The Parent Company is liable for and shall pay to the Secured Lenders and the Collateral Agent any and all of their reasonable out-of-pocket costs, charges, fees, taxes and other expenses incurred by the Secured Lenders or the Collateral Agent, as applicable (including reasonable attorneys’ fees and costs) in connection with: (i) the preparation, documentation, negotiation and execution of the Transaction Agreements to the extent such Secured Lender is party thereto, (ii) any amendment, waiver or consent in connection with any of the Transaction Agreements to the extent such Secured Lender is party thereto, (iii) enforcement of any Transaction Agreement or any of the Secured Lenders’ or the Collateral Agent’s rights or remedies with respect thereto to the extent such Secured Lender is party thereto, (iv) analysis of any rights of the Secured Lenders or the Collateral Agent under or in connection with any Transaction Agreement or any transactions contemplated thereby to the extent such Secured Lender is party thereto, and (v) any litigation, contest, dispute, suit or proceeding to commence, defend or intervene or to take any other action in or with respect to any litigation, contest, dispute, suit or proceeding (whether instituted by the Secured Lenders (or any one or more of them), the Collateral Agent, any Credit Party or any other Person) to enforce any provision of the Transaction Agreements or the transactions contemplated thereby or defend any claims made or threatened arising out of the transactions contemplated by the Transaction Agreements. The aggregate fees and expenses incurred by each Secured Lender and the Collateral Agent in connection with (i) through (v) above as of the Closing Date that will not be paid at Closing are set forth on Schedule 17 (each amount and such amounts in the aggregate listed under the column titled Deferred Professional Fees, as increased or decreased with payment of or incurrence of interest thereon, the “Deferred Professional Fees”). The Parent Company shall have until December 31, 2022 to pay the Deferred Professional Fees ratably based on the amount of each Secured Lender’s and the Collateral Agent’s Deferred Professional Fees. The Deferred Professional Fees shall accrue simple interest at the rate of twelve percent (12%) per annum from the Closing Date until December 31, 2022. Beginning with the first Business Day of the month following December 31, 2022, interest shall accrue on the Deferred Professional Fees at the rate of twenty (20%) per annum calculated on a daily basis and payable on the first Business Day of every month until the Deferred Professional Fees and accrued interest thereon is paid in full. The foregoing obligations shall survive the payment in full of the other Obligations. For the avoidance of doubt, the Parent Company shall pay any fees payable under this Article 17 other than the Deferred Professional Fees, whether or not incurred before or after the Closing Date, in the ordinary course of business in accordance with any applicable contractual payment terms.

ARTICLE 18

NOTICE

All notices, requests or other communications required or permitted by the terms hereof to be given by the parties hereto to the others of them shall be given by personal delivery, facsimile transmission, electronic mail or by mail delivered or sent to the others of them as set forth on Schedule 18, or at such other address or facsimile transmission number as may be given by any of them to the others in writing from time to time. All such notices, requests or other communications shall be deemed to have been received when (a) delivered the next business day after sending by overnight courier or transmitted by electronic mail or facsimile, or (b) if mailed, five (5) Business Days after the date of mailing thereof.

ARTICLE 19

ASSIGNMENT

No party may assign its rights or benefits under this Agreement except that any of the Secured Lenders may assign any or all of its Secured Debentures from time to time and their rights and benefits or any of their obligations under this Agreement to: (i) any of its Affiliates or members; or (ii) any Person or Persons who may purchase all or part of their Secured Debentures, both (i) and (ii) being subject to compliance with applicable securities laws and applicable cannabis regulations.

ARTICLE 20

SUCCESSORS AND ASSIGNS

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

ARTICLE 21

ANNOUNCEMENT

Unless otherwise required by applicable Law or the rules of any exchange on which a party lists its securities (based upon the reasonable advice of counsel and after prior review and comment with the other party, not to be unreasonably withhold or delayed), neither party shall make any public announcements in respect of this Agreement, the transactions contemplated by this Agreement, or otherwise communicate with any news media without the prior written consent of the other party regarding the transactions contemplated herein, and the parties shall cooperate in good faith as to the timing and contents of any such announcement.

ARTICLE 22

USA PATRIOT ACT

Each Secured Lender hereby notifies the Parent Company that pursuant to the requirements of the USA PATRIOT Act, it may be required to obtain, verify and record information that identifies each Credit Party, which information includes the name, address and tax identification number of such Credit Party and other information regarding such Credit Party that will allow such Secured Lender or the Collateral Agent, as applicable, to identify such Credit Party in accordance with the USA PATRIOT Act. This notice is given in accordance with the requirements of the USA PATRIOT Act and is effective as to the Secured Lenders and the Collateral Agent.

ARTICLE 23

NO ADVISORY OR FIDUCIARY RESPONSIBILITY

(a)

In connection with all aspects of each transaction contemplated hereby, each Credit Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that (i) the financing provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Transaction Agreement) are an arm’s-length commercial transaction between the Parent Company and its Affiliates, on the one hand, and the Secured Lenders and Collateral Agent, on the other hand, and the Parent Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Transaction Agreements (including any amendment, waiver or other modification hereof or thereof), (ii) in connection with the process leading to such transaction, the Secured Lenders and the Collateral Agent each is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Parent Company or any of its Affiliates, stockholders, creditors or employees or any other Person, (iii) neither the Secured Lenders, the Collateral Agent, nor any of their respective Affiliates has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Parent Company with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Transaction Agreement (irrespective of whether the Secured Lenders or the Collateral Agent has advised or is currently advising the Parent Company or any of its Affiliates on other matters) and neither the Secured Lenders, the Collateral Agent, nor any of their respective Affiliates has any obligation to the Parent Company or any of its Affiliates with respect to the financing transactions contemplated hereby except those obligations expressly set forth herein and in the other Transaction Agreements, (iv) the Secured Lenders and the Collateral Agent and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of the Parent Company and its Affiliates, and neither the Secured Lenders, the Collateral Agent, nor any of their respective Affiliates has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship, and (v) the Secured Lenders, the Collateral Agent, and their respective Affiliates have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Transaction Agreement) and the Credit Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate. Provided that the Additional Principal Amount is funded in full (subject to applicable deductions for Professional Fees) and in immediately available funds in accordance with the Credit Party Payment Direction immediately after the Restructuring Closing and in any event no later than the Closing Date, each Credit Party hereby waives and releases, to the fullest extent permitted by Law, any claims that it may have against the Secured Lenders, the Collateral Agent, and their respective Affiliates with respect to any breach or alleged breach of agency or fiduciary duty under applicable Law relating to agency and fiduciary obligations.

(b)

Each Credit Party acknowledges and agrees that the Secured Lenders, the Collateral Agent and any of their respective Affiliates may lend money to, invest in, and generally engage in any kind of business with, any of the Parent Company, any of its subsidiaries, any of their respective Affiliates or any other Person or entity that may do business with or own securities of any of the foregoing, all as if the Secured Lenders, the Collateral Agent and any of their respective Affiliates were not Secured Lenders, Collateral Agent or an Affiliate thereof (or an agent or any other Person with any similar role under the Transaction Agreements) and, subject to applicable Law, without any duty to account therefor to any other Secured Lender, the Parent Company, any of its subsidiaries or any Affiliate of the foregoing. The Secured Lenders or their Affiliates may have directly or indirectly acquired certain equity interests (including warrants) in the Parent Company or any of its Affiliates and confirm to the Parent Company and its Affiliates, as applicable, that all of such equity interests, if any, have been or will be disclosed pursuant to applicable Law, or may have directly or indirectly extended credit on a subordinated basis to the Parent Company or any of its Affiliates. Provided that the Additional Principal Amount is funded in full (subject to applicable deductions for Professional Fees) and in immediately available funds in accordance with the Credit Party Payment Direction immediately after the Restructuring Closing and in any event no later than the Closing Date, each party hereto, on its behalf and on behalf of its Affiliates, acknowledges and waives the potential conflict of interest resulting from any such Secured Lender, Collateral Agent or any of their respective Affiliates thereof holding disproportionate interests in the Secured Debentures or otherwise acting as arranger or agent thereunder and such Secured Lender, Collateral Agent or any of their respective Affiliates directly or indirectly holding equity interests in or subordinated debt issued by the Parent Company or any of its Affiliates.

ARTICLE 24

ELECTRONIC TRANSMISSION

The words “execution,” “signed,” “signature,” and words of like import in any Transaction Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based record keeping system, as the case may be, to the extent and as provided for in any applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 USC § 7001 et seq.), the Electronic Signatures and Records Act of 1999 (NY State Technology Law § 301-309), any successor legislation or other applicable state laws based on the Uniform Electronic Transactions Act, and the Electronic Commerce Act, 2000 and any other similar Law in Canada or any other province or territory therein.

ARTICLE 25

THE COLLATERAL AGENT

25.1 APPOINTMENT AND AUTHORIZATION.

(a)

Each Secured Lender hereby irrevocably appoints Gotham Green Admin 1, LLC to act on its behalf as the Collateral Agent hereunder and under the other Transaction Agreements, designates and authorizes the Collateral Agent to take such action on its behalf under the provisions of this Agreement and each other Transaction Agreement and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Transaction Agreement, together with such powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, each Secured Lender hereby expressly authorizes the Collateral Agent to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Lenders with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents and acknowledge and agree that any such action by the Collateral Agent shall bind the Secured Lenders. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Transaction Agreement, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Collateral Agent have or be deemed to have any fiduciary relationship with any Secured Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Transaction Agreement or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Transaction Agreements with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)

Each of the Secured Lenders (by acceptance of the benefits of the Security Documents) hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of (and to hold any security interest created by the Security Documents for and on behalf of or on trust for) such Secured Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by the Credit Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent shall be entitled to the benefits of all provisions of this 0 as if set forth in full herein with respect thereto.

(c)

Except as provided in this 0, the provisions of this 0 are solely for the benefit of the Secured Lenders, and neither the Parent Company nor any other Credit Party shall have rights as a third-party beneficiary of any of such provisions.

25.2 DELEGATION OF DUTIES.

The Collateral Agent may execute any of its duties under this Agreement or any other Transaction Agreement (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates, and the officers, directors, employees, partners, agents, advisors, attorneys-in-fact and other representatives of such Persons and Affiliates (collectively, “Agent-Related Persons”). The exculpatory provisions of this 0 shall apply to any such sub-agent and to the Agent-Related Persons of the Collateral Agent and any such sub-agent, and shall apply to their activities as Collateral Agent. The Collateral Agent shall not be responsible for the negligence or misconduct of any agent or sub-agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct (as determined in the final non-appealable judgment of a court of competent jurisdiction).

25.3 LIABILITY OF AGENTS.

No Agent-Related Person shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Transaction Agreement or the transactions contemplated hereby (except for its own gross negligence or willful misconduct, as determined by the final non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein), (ii) except as expressly set forth herein and in the other Transaction Agreements, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent Company or any of its Affiliates that is communicated to or obtained by the Person serving as the Collateral Agent or any of its Affiliates in any capacity, (iii) be responsible for or have any duty to ascertain or inquire into the satisfaction of any condition set forth in Article 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent or (iv) be responsible in any manner to the Secured Lenders for any recital, statement, representation or warranty made by any Credit Party or any officer thereof, contained herein or in any other Transaction Agreement, or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Agreement or any other Transaction Agreement, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Transaction Agreement, the existence, value or collectability of the Collateral, any failure to monitor or maintain any part of such Collateral, or the perfection or priority of any Lien or security interest created or purported to be created under the Security Documents, or for any failure of any Credit Party or any other party to any Transaction Agreement to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to the Secured Lenders or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Transaction Agreement, or to inspect the properties, books or records of any Credit Party or any Affiliate thereof. Notwithstanding the foregoing, the Collateral Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Transaction Agreements that the Collateral Agent is required to exercise as directed in writing by the Secured Lenders; provided that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to any Transaction Agreement or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law.

25.4 RELIANCE BY AGENTS.

The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Credit Party), independent accountants and other experts selected by the Collateral Agent. The Collateral Agent shall be fully justified in failing or refusing to take any action under any Transaction Agreement unless it shall first receive such advice or concurrence of the Secured Lenders as it deems appropriate and, if they so requests, it shall first be indemnified to its satisfaction by the Secured Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Agreement in accordance with a request or consent of the Secured Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon the Secured Lenders.

25.5 NOTICE OF DEFAULT.

The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Collateral Agent for the account of the Secured Lenders or Secured Lenders, unless the Collateral Agent shall have received written notice from the Secured Lenders or the Parent Company referring to this Agreement, describing such Event of Default and stating that such notice is a “notice of default.” The Collateral Agent will notify the Secured Lenders of its receipt of any such notice. The Collateral Agent shall take such action with respect to any Event of Default as may be directed by the Secured Lenders; provided that unless and until the Collateral Agent has received any such direction, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Secured Lenders.

25.6 CREDIT DECISION; DISCLOSURE OF INFORMATION BY COLLATERAL AGENT.

Each Secured Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Collateral Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Credit Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to the Secured Lenders as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Secured Lender represents to the Collateral Agent that it has, independently and without reliance upon the Collateral Agent or any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Parent Company hereunder. Each Secured Lender also represents that it will, independently and without reliance upon the Collateral Agent or any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Transaction Agreements, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Secured Lenders by the Collateral Agent herein, the Collateral Agent shall not have any duty or responsibility to provide the Secured Lenders with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Credit Parties or any of their Affiliates which may come into the possession of any Agent-Related Person.

25.7 INDEMNIFICATION.

Whether or not the transactions contemplated hereby are consummated, each Secured Lender shall indemnify upon demand by each Agent-Related Person (to the extent not reimbursed by or on behalf of any Credit Party and without limiting the obligation of any Credit Party to do so) acting as the Collateral Agent, pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided that no Secured Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person’s own gross negligence or willful misconduct, as determined by the final non-appealable judgment of a court of competent jurisdiction; provided that no action taken in accordance with the directions of a Secured Lender shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 25.7. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 25.7 applies whether any such investigation, litigation or proceeding is brought by the Secured Lenders or any other Person. Without limitation of the foregoing, the Secured Lenders shall reimburse the Collateral Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorney fees and costs) incurred by the Collateral Agent, as the case may be, in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Transaction Agreement, or any document contemplated by or referred to herein, to the extent that the Collateral Agent, as the case may be, is not reimbursed for such expenses by or on behalf of the Credit Parties and without limiting their obligation to do so. The undertaking in this Section 25.7 shall survive payment in full of the Obligations and the resignation of the Collateral Agent, as the case may be.

25.8 SUCCESSOR AGENTS.

The Collateral Agent may resign as the Collateral Agent upon thirty (30) days’ notice to the Secured Lenders and the Parent Company. If the Collateral Agent resigns under this Agreement, the Requisite Secured Lenders shall appoint a successor agent, which successor agent shall be consented to by the Parent Company at all times other than during the existence of an Event of Default (which consent of the Parent Company shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation or removal of the Collateral Agent, the Collateral Agent may appoint, after consulting with the Secured Lenders, a successor agent from among the Secured Lenders, which appointment shall not require the consent of the Parent Company. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent and the term “Collateral Agent” shall mean such successor collateral agent, and the retiring Collateral Agent’s appointment, powers and duties as the Collateral Agent shall be terminated. After the retiring Collateral Agent’s resignation or removal hereunder as the Collateral Agent, the provisions of this 0 and the provisions of Article 8 and Article 17 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Agreement. If no successor agent has accepted appointment as the Collateral Agent by the date which is thirty (30) days following the retiring Collateral Agent’s notice of resignation, the retiring Collateral Agent’s resignation shall nevertheless thereupon become effective and the Gotham Lenders shall perform all of the duties of the Collateral Agent hereunder until such time, if any, as the Requisite Secured Lenders appoint a successor agent as provided for above. Upon the acceptance of any appointment as the Collateral Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Secured Lenders may request, in order to (a) continue the perfection of the Liens granted or purported to be granted by the Security Documents or (b) otherwise ensure that Section 4.20(n) is satisfied, the Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under the Transaction Agreements. After the retiring Collateral Agent’s resignation hereunder as the Collateral Agent, the provisions of this Article 25.8 and Article 8 and Article 17 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent.

25.9 COLLATERAL AGENT MAY FILE PROOFS OF CLAIM.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, the Collateral Agent (irrespective of whether any principal amount of the Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Collateral Agent shall have made any demand on the Parent Company) shall be (to the fullest extent permitted by mandatory provisions of applicable Law) entitled and empowered, by intervention in such proceeding or otherwise:

(a)

to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Secured Lenders and the Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Secured Lenders and the Collateral Agent and their respective agents and counsel and all other amounts due to the Secured Lenders and the Collateral Agent under Article 8 and Article 17) allowed in such judicial proceeding; and

(b)

to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, curator, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by the Secured Lenders to make such payments to the Collateral Agent and, in the event that the Collateral Agent shall consent to the making of such payments directly to the Secured Lenders, to pay to the Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Collateral Agent and its respective agents and counsel, and any other amounts due the Collateral Agent under Article 8 and Article 17.

Nothing contained herein shall be deemed to authorize the Collateral Agent to authorize or consent to or accept or adopt on behalf of the Secured Lenders any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of the Secured Lenders or to authorize the Collateral Agent to vote in respect of the claim of the Secured Lenders in any such proceeding.

25.10 COLLATERAL AND GUARANTY MATTERS.

Each Secured Lender irrevocably agrees:

(a)

That upon the request of the Parent Company, the Collateral Agent may release or subordinate any Lien on any property granted to or held by the Collateral Agent under any Transaction Agreement to the holder of any Lien on such property that is permitted hereunder pursuant to documents reasonably acceptable to the Collateral Agent; and

(b)

The Collateral Agent may, without any further consent of such Secured Lender, enter into (i) any intercreditor or subordination agreement with the collateral agent or other representatives of holders of Indebtedness that is intended to be secured on a junior or pari passu basis with the Liens securing the Obligations, (ii) a intercreditor or subordination agreement with the collateral agent or other representatives of the holders of Indebtedness that is intended to be secured on a junior basis to the Liens securing the Obligations, in each case, where such Indebtedness is secured by Liens permitted hereunder and/or (iii) any other intercreditor or subordination agreement with the agent or other representatives of holders of Indebtedness of the Parent Company. The Collateral Agent may rely exclusively on a certificate of the chief executive officer or chief financial officer the Parent Company as to whether any such other Liens are permitted. Any such intercreditor or subordination agreement entered into by the Collateral Agent in accordance with the terms of this Agreement shall be binding on the Secured Lenders.

Upon request by the Collateral Agent at any time, the Secured Lenders will confirm in writing the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary from its obligations under the Guaranty and Security Agreement pursuant to this Section 25.10. In each case as specified in this Section 25.10, the Collateral Agent will promptly upon the request of the Parent Company (and each Secured Lender irrevocably authorizes the Collateral Agent to), at the Parent Company’s expense, execute and deliver to the applicable Credit Party such documents as the Parent Company may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Security Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty and Security Agreement, in each case in accordance with the terms of the Transaction Agreements and this Section 25.10 (and the Collateral Agent may rely conclusively on a certificate of the chief executive officer or chief financial officer of the Parent Company to that effect provided to it by any Credit Party upon its reasonable request without further inquiry). Any execution and delivery of documents pursuant to this Section 25.10 shall be without recourse to or warranty by the Collateral Agent.

25.11 WITHHOLDING TAX INDEMNITY.

To the extent required by any applicable Law, the Collateral Agent may deduct or withhold from any payment to any Secured Lender an amount equivalent to any applicable withholding Tax and any such withholding or deduction shall be subject to Section 8.2. If the Internal Revenue Service or any other authority of the United States or Canada or other jurisdiction asserts a claim that the Collateral Agent did not properly deduct withhold Tax from amounts paid to or for the account of such Secured Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Secured Lender failed to notify the Collateral Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective), such Secured Lender shall, within ten (10) days after written demand therefor, indemnify and hold harmless the Collateral Agent for all amounts paid, directly or indirectly, by the Collateral Agent as Taxes or otherwise, together with all expenses incurred, including legal expenses and any other out-of-pocket expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Body. A certificate as to the amount of such payment or liability delivered to such Secured Lender by the Collateral Agent shall be conclusive absent manifest error. Each Secured Lender hereby authorizes the Collateral Agent to set off and apply any and all amounts at any time owing to such Secured Lender under this Agreement or any other Transaction Agreement against any amount due the Collateral Agent under this Section 25.11. The agreements in this Section 25.11 shall survive the resignation and/or replacement of the Collateral Agent, any assignment of rights by, or the replacement of, such Secured Lender and the repayment, satisfaction or discharge of all other Obligations.

ARTICLE 26

AMENDMENT AND RESTATEMENT

This Agreement amends, restates, supersedes and replaces the Original Agreement; provided, however, that the execution and delivery by the undersigned of this Agreement shall not, in any manner or circumstance, be deemed to be a payment of, a novation of or to have terminated, extinguished or discharged any of the undersigned’s obligations evidenced by the Original Agreement, the Security Documents or any other certificate, instrument or agreement executed in connection therewith, except as provided for in the Plan of Arrangement (including without limitation the releases set out in Article 5 of the Plan of Arrangement), all of which obligations shall continue under and shall hereinafter be evidenced by and governed by this Agreement unless otherwise provided for in the Plan of Arrangement.

ARTICLE 27

ACKNOWLEDGEMENT REGARDING EXCLUDED LAWS

The parties hereto agree and acknowledge that no party makes, will make or shall be deemed to make or have made any representation or warranty of any kind regarding the compliance of this Agreement or any other Transaction Agreement with any Excluded Laws. No party hereto shall have any right of rescission or amendment arising out of or relating to any non-compliance with Excluded Laws unless such non-compliance also constitutes a violation of applicable state laws, rules or regulations, and no party shall seek to enforce the provisions hereof in federal court unless and until the parties have reasonably determined that the applicable state laws, rules and regulations are fully compliant with Excluded Laws.

ARTICLE 28

CONFIDENTIALITY

Each Credit Party, on the one hand, and each Secured Lender and Collateral Agent, on the other hand (a disclosing party being a “Disclosing Party”, and a receiving party being a “Receiving Party”), agrees to maintain the confidentiality of all non-public information received from the other relating to such party or its business (the “Information”), except that Information may be disclosed by a Receiving Party:

(a)

to its respective Affiliates and the directors, officers, employees, partners, agents, trustees, administrators, managers, advisors, and representatives of it and its Affiliates (collectively, “Related Parties”) (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential);

(b)	to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Receiving Party or its Related Parties (including any self-regulatory authority);

(c)

to the extent required by any Law or by any subpoena, court order, or similar legal process; provided that, unless specifically prohibited by applicable Law or court order, the Receiving Party shall use commercially reasonable efforts to (i) notify the Disclosing Party of any request by any Governmental Body or representative thereof (other than any such request in connection with an examination of the Secured Lenders by such Governmental Body) for disclosure of any such Information prior to disclosure of such Information, and (ii) cooperate with the Disclosing Party in its attempts to seek a protective order or to otherwise limit or restrict disclosure of its Information, at Disclosing Party’s sole cost and expense, provided that, if Disclosing Party is unable to obtain a protective order or otherwise limit or restrict disclosure of its Information, the Receiving Party may disclose the relevant Information, but only to the extent legally required;

(d)

in connection with the exercise of any remedies hereunder or under any other Transaction Agreement or any suit, action, or proceeding relating to this Agreement or any other Transaction Agreement or the enforcement of its rights hereunder or thereunder;

(e)

subject to an agreement containing provisions substantially the same as those of this Article 28, to: (i) any actual or potential assignee, transferee, or participant in connection with the assignment or transfer by the Secured Lenders of any Secured Debentures or any participations therein, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative, or other transaction under which payments are to be made by reference to any Credit Party, any of their subsidiaries or any of their respective obligations, this Agreement or payments hereunder; provided that, any such potential assignee, transferee, participant, swap counterparty, or advisor is advised of, and agrees to be bound by, the provisions of this Article 28;

(f)	with the consent of the Disclosing Party; or

(g)

to the extent such Information: (i) becomes publicly available other than as a result of a breach of this Article 28, or (ii) is available to the Receiving Party on a non-confidential basis prior to disclosure by the Disclosing Party, (iii) becomes available to the Receiving Party or any of its Affiliates on a non-confidential basis from a source or third party other than the Disclosing Party, where such third party was not, to Receiving Party’s knowledge, under an obligation of confidence with Disclosing Party at the time of such third party’s disclosure to Receiving Party, or (iv) was independently developed by the Receiving Party or its Related Parties without using any Information of a Disclosing Party.

Any Person required to maintain the confidentiality of Information as provided in this Article 28 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Secured Debenture Purchase Agreement as of the date first written.

PARENT COMPANY:

IANTHUS CAPITAL HOLDINGS, INC.

Per:	(Signed) “Robert Galvin”
Name:	Robert Galvin
Title:	Interim Chief Executive Officer

ISSUER:

IANTHUS CAPITAL MANAGEMENT, LLC

Per:	(Signed) “Robert Galvin”
Name:	Robert Galvin
Title:	Chief Executive Officer

[Signature page to Third Amended and Restated Secured Debenture Purchase Agreement]

OTHER CREDIT PARTIES:
GRASSROOTS VERMONT
BERGAMOT PROPERTIES, LLC		MANAGEMENT SERVICES, LLC

By:	(Signed) “Robert Galvin”	By:	(Signed) “Robert Galvin”
Name: Robert Galvin		Name: Robert Galvin
Its: Chief Executive Officer		Its: Chief Executive Officer

CANNATECH MEDICINALS, INC.		GREENMART OF NEVADA NLV, LLC

By:	(Signed) “John Henderson ”	By:	(Signed) “Robert Galvin”
Name: John Henderson		Name: Robert Galvin
Its: Chief Executive Officer		Its: Chief Executive Officer

CGX LIFE SCIENCES INC.		GROWHEALTHY PROPERTIES, LLC

By:	(Signed) “Robert Galvin”	By:	(Signed) “Robert Galvin”
Name: Robert Galvin		Name: Robert Galvin
Its: Chief Executive Officer		Its: Chief Executive Officer

CITIVA MEDICAL LLC		IA CBD, LLC

By:	(Signed) “John Henderson ”	By:	(Signed) “Robert Galvin”
Name: John Henderson		Name: Robert Galvin
Its: Senior Vice President		Its: Chief Executive Officer

FALL RIVER DEVELOPMENT COMPANY, LLC		IANTHUS ARIZONA, LLC

By:	(Signed) “Robert Galvin”	By:	(Signed) “Robert Galvin”
Name: Robert Galvin		Name: Robert Galvin
Its: Chief Executive Officer		Its: Chief Executive Officer

FWR, INC.		IANTHUS EMPIRE HOLDINGS, LLC

By:	(Signed) “Shirley Patrick ”	By:	(Signed) “Robert Galvin”
Name: Shirley Patrick		Name: Robert Galvin
Its: Director		Its: Chief Executive Officer

GHHIA MANAGEMENT, INC.		IANTHUS HOLDINGS FLORIDA, LLC

By:	(Signed) “Robert Galvin”	By:	(Signed) “Robert Galvin”
Name: Robert Galvin		Name: Robert Galvin
Its: Chief Executive Officer		Its: Chief Executive Officer

[Signature page to Third Amended and Restated Secured Debenture Purchase Agreement]

IANTHUS NEW JERSEY, LLC		MPX NEW JERSEY, LLC

By:	(Signed) “Robert Galvin”	By:	(Signed) “Robert Galvin”
Name: Robert Galvin		Name: Robert Galvin
Its: Chief Executive Officer		Its: Chief Executive Officer

IMT, LLC		PILGRIM ROCK MANAGEMENT, LLC

By:	(Signed) “John Henderson”	By:	(Signed) “Robert Galvin”
Name: John Henderson		Name: Robert Galvin
Its: Chief Executive Officer		Its: Chief Executive Officer

MAYFLOWER MEDICINALS, INC.		S8 MANAGEMENT, LLC

By:	(Signed) “Robert Galvin”	By:	(Signed) “Robert Galvin”
Name: Robert Galvin		Name: Robert Galvin
Its: Chief Executive Officer		Its: Chief Executive Officer

MCCRORY’S SUNNY HILL NURSERY, LLC		S8 RENTAL SERVICES, LLC

By:	(Signed) “Robert Galvin”	By:	(Signed) “Robert Galvin”
Name: Robert Galvin		Name: Robert Galvin
Its: Chief Executive Officer		Its: Chief Executive Officer

MPX BIOCEUTICAL ULC		SCARLET GLOBEMALLOW, LLC

By:	(Signed) “Julius Kalcevich ”	By:	(Signed) “Robert Galvin”
Name: Julius Kalcevich		Name: Robert Galvin
Its: Chief Financial Officer		Its: Chief Executive Officer

[Signature page to Third Amended and Restated Secured Debenture Purchase Agreement]

SECURED LENDERS:

GOTHAM GREEN FUND 1, L.P.	GOTHAM GREEN CREDIT PARTNERS
SPV 1, L.P.

By: Gotham Green GP 1, LLC, its general partner
By: Gotham Green GP 1, LLC, its general
partner

By:
Name:	By:
Its:	Name:
Its:

GOTHAM GREEN FUND 1 (Q), L.P.	GOTHAM GREEN PARTNERS SPV V, L.P.

By: Gotham Green GP 1, LLC, its general partner
By: Gotham Green SPV V GP, LLC, its general
partner

By:
Name:
Its:	By:
Name:
Its:

GOTHAM GREEN FUND II, L.P.	GOTHAM GREEN FUND II (Q), L.P.

By: Gotham Green GP II, LLC, its general partner	By: Gotham Green GP II, LLC, its general
partner

By:
Name:	By:
Its:	Name:
Its:

[Signature page to Third Amended and Restated Secured Debenture Purchase Agreement]

SECURED LENDERS (CONTINUED):

[*]	[*]

By:	By:
Name:	Name:
Its:	Its:

[*]

By:
Name:
Its:

NEW LENDERS:

[*]

By:
Name: Title:

[*]

By:
Name: Title:

[Signature page to Third Amended and Restated Secured Debenture Purchase Agreement]

[*]

By:
Name: Title:

[*]

By:
Name: Title:

[Signature page to Third Amended and Restated Secured Debenture Purchase Agreement]

COLLATERAL AGENT:

GOTHAM GREEN ADMIN 1, LLC
a Delaware limited liability company

By:
Name:
Its:

[Signature page to Third Amended and Restated Secured Debenture Purchase Agreement]

SCHEDULES TO

THIRD AMENDED AND RESTATED

SECURED DEBENTURE PURCHASE AGREEMENT

The parties agree that the following schedules are the schedules to this Agreement as provided by the Credit Parties on and as of the date hereof and the Closing Date.

SCHEDULE 1.6

EXISTING CONSENTS

[*]

SCHEDULE 2.1

SECURED LENDER ALLOCATIONS

[*]

SCHEDULE 2.2

ADDITIONAL PRINCIPAL AMOUNT LENDER ALLOCATIONS

[*]

SCHEDULE 2.3

PURCHASE PRICE ALLOCATIONS

[*]

SCHEDULE 4.2

DISSOLVED CREDIT PARTIES

Immaterial Subsidiaries Dissolved in the Ordinary Couse of Business

Cing-X Corporation of America

H4L Management East, LLC

H4L Management North, LLC

S8 Industries, LLC

S8 Transportation, LLC

Tarmac Manufacturing, LLC

Tower Management Holdings, LLC

Immaterial Subsidiaries to be Dissolved

Pakalolo, LLC

GTL Holdings, LLC

Ambary, LLC

iA Northern Nevada, Inc.

SCHEDULE 4.3(A)

CAPITAL OF THE PARENT COMPANY

Common Shares	171,718,192
Stock Options	9,610,320
Warrants	17,954,602
Unsecured Convertible Debentures	10,135,130
Secured Convertible Debentures	46,458,275
Maryland Purchase Options	407,876

Fully Diluted Common Shares Outstanding	256,284,395

SCHEDULE 4.3(B)

OPTION TO PURCHASE COMMON SHARES OF THE PARENT COMPANY

On January 6, 2022, the Company’s Board of Directors approved the terms of a Long-Term Incentive Program, pursuant to which, the Company will allocate to certain of its employees and executive officers restricted stock units and option awards up to, in the aggregate, 5.75% of the Company’s fully diluted equity under the Company’s Amended and Restated Omnibus Incentive Plan dated October 15, 2018 (the “LTIP Awards”). The LTIP Awards will be issued within ten (10) days following the Restructuring Closing.

SCHEDULE 4.4

SHAREHOLDER AGREEMENTS

None.

SCHEDULE 4.5

SUBSIDIARIES

iAnthus Capital Management, LLC

Grassroots Vermont Management Services, LLC

FWR, Inc.

Pilgrim Rock Management, LLC

Mayflower Medicinals, Inc.

iAnthus Empire Holdings, LLC

Citiva Medical, LLC

Scarlet Globemallow, LLC

Bergamot Properties, LLC

GHHIA Management, Inc.

iAnthus Holdings Florida, LLC

GrowHealthy Properties, LLC

McCrory’s Sunny Hill Nursery, LLC

iAnthus New Jersey, LLC

MPX New Jersey LLC

iA CBD, LLC

MPX Bioceutical ULC

CGX Life Sciences, Inc.

Ambary, LLC

S8 Rental Services, LLC

S8 Management, LLC

iAnthus Arizona, LLC

GreenMart of Nevada NLV, LLC

Fall River Development Company, LLC

IMT, LLC

Cannatech Medicinals, Inc.

Immaterial Subsidiaries (not to be dissolved)

Citiva Maryland, LLC

Citiva Louisiana, LLC

iA IT, LLC

MPX Luxembourg SARL

[*]

SCHEDULE 4.9

COMPLIANCE WITH LAWS

The concepts of “medical cannabis” and “retail cannabis” do not exist under United States federal law. The United States Controlled Substances Act of 1970 (“CSA”) classifies “marijuana” as a Schedule I drug. Under United States federal law, a Schedule I drug or substance has a high potential for abuse, no accepted medical use in the United States, and a lack of safety for the use of the drug under medical supervision. As such, cannabis-related practices or activities, including without limitation, the manufacture, importation, possession, use or distribution of cannabis remains illegal under United States federal law. Although the Parent Company believes its business activities are compliant with applicable United States state and local law, strict compliance with state and local laws with respect to cannabis may neither absolve the Parent Company of liability under United States federal law, nor may it provide a defense to any federal proceeding which may be brought against the Parent Company. Any such proceedings brought against the Parent Company may adversely affect the Parent Company’s operations and financial performance.

SCHEDULE 4.9(M)

NOTICES OF DEFECT, DEFAULT, BREACH, VIOLATION OR CLAIM

[*]

SCHEDULE 4.10(A)

LITIGATION AND OTHER PROCEEDINGS

[*]

SCHEDULE 4.11(A)(I)

OWNED AND LEASED PROPERTY

State	City	Address	Zip Code	Operational Use	Owner or Lessee	Leased or Owned

Arizona

Arizona	Mesa	[*]	[*]	Dispensary	iAnthus Arizona, LLC	Leased

Arizona	Mesa	[*]	[*]	Processing/Dispensary	iAnthus Arizona, LLC	Leased

Arizona	Mesa	[*]	[*]	Warehouse/Administrative	iAnthus Arizona, LLC	Leased

Arizona	Phoenix	[*]	[*]	Dispensary	iAnthus Arizona, LLC	Leased

Arizona	Phoenix	[*]	[*]	Cultivation/Processing	iAnthus Arizona, LLC	Leased

Arizona	Mesa	[*]	[*]	Parking Lot	iAnthus Arizona, LLC	Leased

Arizona	Mesa	[*]	[*]	Cultivation/Dispensary	S8 Rental Services, LLC	Owned

Arizona	Phoenix	[*]	[*]	Dispensary	S8 Management, LLC	Owned

Arizona	Mesa	[*]	[*]	Administrative	S8 Rental Services, LLC	Owned

Nevada

Nevada	North Las Vegas	[*]	[*]	Cultivation/Processing	GreenMart of Nevada NLV, LLC	Leased

Nevada	Las Vegas	[*]	[*]	Dispensary	GreenMart of Nevada NLV, LLC	Leased

Colorado

Colorado	Breckenridge	[*]	[*]	Dispensary	Bergamot Properties, LLC	Owned

Colorado	Denver	[*]	[*]	Cultivation/Processing	Bergamot Properties, LLC	Owned

Colorado	Denver	[*]	[*]	Cultivation/Processing	Bergamot Properties, LLC	Owned

Maryland

Maryland	Bethesda	[*]	[*]	Dispensary	Budding Rose, LLC	Leased

Maryland	Gaithersburg	[*]	[*]	Processing	Rosebud Organics, LLC	Leased

Maryland	Baltimore	[*]	[*]	Dispensary	CGX Life Sciences, Inc.	Leased

Maryland	Nottingham	[*]	[*]	Dispensary	S8 Management, LLC	Leased

New Jersey

New Jersey	Atlantic City	[*]	[*]	Dispensary	iAnthus New Jersey, LLC	Leased

New Jersey	Red Bank	[*]	[*]	Administrative (CBD for Life & Corporate)	iAnthus Capital Management, LLC	Leased

New Jersey	Pleasantville	[*]	[*]	Cultivation/Processing	iAnthus New Jersey, LLC	Leased

New Jersey	Red Bank	[*]	[*]	Administrative	iAnthus New Jersey, LLC	Leased

New Jersey	Pennsauken	[*]	[*]	Dispensary	iAnthus New Jersey, LLC	Leased

New Jersey	Gloucester	[*]	[*]	Dispensary	iAnthus New Jersey, LLC	Leased

Massachusetts

Massachusetts	Fall River	[*]	[*]	Cultivation/Processing	Fall River Development Company, LLC	Owned

Massachusetts	Fall River	[*]	[*]	Dispensary	Fall River Development Company, LLC	Owned

Massachusetts	Allston	[*]	[*]	Dispensary	Mayflower Medicinals, Inc.	Leased

Massachusetts	Lowell	[*]	[*]	Dispensary	Pilgrim Rock Management, LLC	Leased

Massachusetts	Worcester	[*]	[*]	Dispensary	Pilgrim Rock Management, LLC	Leased

Massachusetts	Holliston	[*]	[*]	Cultivation/Processing	Mayflower Medicinals, Inc.	Leased

Florida

Florida	Tampa	[*]	[*]	Dispensary	McCrory’s Sunny Hill Nursery, LLC	Leased

Florida	West Palm Beach	[*]	[*]	Dispensary	McCrory’s Sunny Hill Nursery, LLC	Leased

Florida	Deerfield Beach	[*]	[*]	Dispensary	McCrory’s Sunny Hill Nursery, LLC	Leased

Florida	Brandon	[*]	[*]	Dispensary	McCrory’s Sunny Hill Nursery, LLC	Leased

Florida	Sarasota	[*]	[*]	Dispensary	McCrory’s Sunny Hill Nursery, LLC	Leased

Florida	Oakland Park	[*]	[*]	Dispensary	McCrory’s Sunny Hill Nursery, LLC	Leased

Florida	Bonita Springs	[*]	[*]	Dispensary	McCrory’s Sunny Hill Nursery, LLC	Leased

Florida	Cape Coral	[*]	[*]	Dispensary	McCrory’s Sunny Hill Nursery, LLC	Leased

Florida	Orlando	[*]	[*]	Dispensary	McCrory’s Sunny Hill Nursery, LLC	Leased

Florida	Tallahassee	[*]	[*]	Dispensary	McCrory’s Sunny Hill Nursery, LLC	Leased

Florida	Lakeland	[*]	[*]	Dispensary	McCrory’s Sunny Hill Nursery, LLC	Leased

Florida	Lake Worth	[*]	[*]	Dispensary	McCrory’s Sunny Hill Nursery, LLC	Leased

Florida	Daytona Beach	[*]	[*]	Dispensary	McCrory’s Sunny Hill Nursery, LLC	Leased

Florida	Gainesville	[*]	[*]	Dispensary	McCrory’s Sunny Hill Nursery, LLC	Leased

Florida	Stuart	[*]	[*]	Dispensary	McCrory’s Sunny Hill Nursery, LLC	Leased

Florida	Ocala	[*]	[*]	Dispensary	McCrory’s Sunny Hill Nursery, LLC	Leased

Florida	North Palm Beach	[*]	[*]	Dispensary	McCrory’s Sunny Hill Nursery, LLC	Leased

Florida	Largo	[*]	[*]	Dispensary	McCrory’s Sunny Hill Nursery, LLC	Leased

Florida	North Miami	[*]	[*]	Dispensary	McCrory’s Sunny Hill Nursery, LLC	Leased

Florida	Jacksonville	[*]	[*]	Dispensary	McCrory’s Sunny Hill Nursery, LLC	Leased

Florida	Pensacola	[*]	[*]	Dispensary	McCrory’s Sunny Hill Nursery, LLC	Leased

Florida	Orlando	[*]	[*]	Dispensary	McCrory’s Sunny Hill Nursery, LLC	Leased

Florida	Palm Harbor	[*]	[*]	Dispensary	McCrory’s Sunny Hill Nursery, LLC	Leased

Florida	Lake Wales	[*]	[*]	Cultivation	GrowHealthy Properties, LLC	Owned

Florida	West Palm Beach	[*]	[*]	Administrative	McCrory’s Sunny Hill Nursery, LLC	Leased

Florida	North Port	[*]	[*]	Dispensary	McCrory’s Sunny Hill Nursery, LLC	Leased

Vermont

Vermont	Brandon	[*]	[*]	Cultivation/Dispensary	FWR, Inc.	Leased

New York

New York	Wappingers Falls	[*]	[*]	Dispensary	iAnthus Empire Holdings, LLC	Leased

New York	Brooklyn	[*]	[*]	Dispensary	iAnthus Empire Holdings, LLC	Leased

New York	Brooklyn	[*]	[*]	Dispensary	iAnthus Empire Holdings, LLC	Leased

New York	Brooklyn	[*]	[*]	Dispensary	iAnthus Empire Holdings, LLC	Leased

New York	Staten Island	[*]	[*]	Dispensary	iAnthus Empire Holdings, LLC	Leased

New York	New York	[*]	[*]	Administrative	iAnthus Capital Management, LLC	Leased

New York	New York	[*]	[*]	Administrative	iAnthus Capital Management, LLC	Leased

New York	Warwick	[*]	[*]	Cultivation	iAnthus Empire Holdings, Inc.	Owned

California

California	San Diego	[*]	[*]	Administrative	iAnthus Capital Management, Inc.	Leased

Canada

Ontario	Toronto	[*]	[*]	Administrative	iAnthus Capital Holdings, Inc.	Leased

SCHEDULE 4.11(A)(II)

CLAIMS RESTRICTING USE OR TRANSFER OF PROPERTY OR ASSETS

[*]

SCHEDULE 4.11(C)

MATERIAL AGREEMENTS OF CREDIT PARTIES

Name of Lender	Original Principal Amount/Principal Outstanding	Maturity Date
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]

[*]

Master Services and Management Agreements

Agreement	Party #1	Party #2

Equipment Lease	Scarlet Globemallow, LLC	Bellflower, LLC

Financing, Leasing, Licensing and Services Agreement	iAnthus New Jersey, LLC	MPX New Jersey, LLC

Amended and Restated Management Services Agreement	ABACA, Inc.	iAnthus Arizona, LLC

Management Services Agreement	Health for Life, Inc.	iAnthus Arizona, LLC

Management Services Agreement	The Healing Center Wellness Center, LLC	iAnthus Arizona, LLC

Management Services Agreement	Soothing Options, Inc.	iAnthus Arizona, LLC

Management Services Agreement	Budding Rose, Inc.	S8 Management, LLC

Management Services Agreement	GreenMart of Maryland, LLC	S8 Management, LLC

Management Services Agreement	LMS Wellness, Benefit LLC	S8 Management, LLC

Management Services Agreement	Rosebud Organics, Inc.	S8 Management, LLC

Management Services Agreement	IMT, LLC	Cannatech Medicinals Inc.

Management Agreement	McCrory’s Sunny Hill Nursery, LLC	GHHIA Management, Inc.

Services Agreement	Pilgrim Rock Management, LLC	Mayflower Medicinals Inc.

Services Agreement	Grassroots Vermont Management Services, LLC	FWR, Inc.

Cash Management Services Agreement	ABACA, Inc.	S8 Rental Services, LLC

Cash Management Services Agreement	Health for Life, Inc.	S8 Rental Services, LLC

Cash Management Services Agreement	The Healing Center Wellness Center, Inc.	S8 Rental Services, LLC

Cash Management Services Agreement	Soothing Options, Inc.	S8 Rental Services, LLC

SCHEDULE 4.11(K)

SUBLEASES AND LEASE DEFAULTS

Lease Defaults

None.

Subleases

Owner/Lessee Credit Party	Property Address	Subtenant
S8 Rental Services, LLC	[*]	[*]
S8 Rental Services, LLC	[*]	[*]
Pilgrim Rock Management, LLC	[*]	[*]
Pilgrim Rock Management, LLC	[*]	[*]
iAnthus New Jersey, LLC	[*]	[*]
iAnthus Empire Holdings, LLC	[*]	[*]
iAnthus Capital Management, LLC	[*]	[*]
iAnthus Capital Management, LLC	[*]	[*]
iAnthus New Jersey, LLC	[*]	[*]
Fall River Development Company, LLC	[*]	[*]
Fall River Development Company, LLC	[*]	[*]

SCHEDULE 4.16

FINANCIAL, TAX AND DISCLOSURE MATTERS

[*]

SCHEDULE 4.20(R)

PERMITTED LIENS

[*]

SCHEDULE 4.20(S)

EXISTING INDEBTEDNESS

[*]

SCHEDULE 4.20(T)

INVESTMENTS

[*]

SCHEDULE 4.20(U)

TRANSACTIONS WITH AFFILIATES

Intercompany Loans

[*]

Management and Services Agreements

1.	Amended and Restated Management Services Agreement, dated January 1, 2020, between iAnthus Arizona, LLC as management company, and ABACA, Inc., as license holder.

2.	Management Services Agreement, dated January 1, 2020, between iAnthus Arizona, LLC as management company, and Health for Life, Inc., as license holder.

3.	Management Services Agreement, dated January 1, 2020, between iAnthus Arizona, LLC as management company, and The Healing Center Wellness Center, LLC, as license holder.

4.	Management Services Agreement, dated January 1, 2020 between iAnthus Arizona, LLC as management company, and Soothing Options, Inc., as license holder.

5.	Management Services Agreement, dated January, 2016, between CJD, LLC (now known as IMT, LLC) as management company, and Cannatech Medicinals, Inc., as license holder.

6.	Management Services Agreement, dated January 5, 2018 and amended March 12, 2018, between S8 Management, LLC as management company, and Budding Rose, Inc., as license holder.

7.	Management Services Agreement, dated January 5, 2018 and amended March 12, 2018, between S8 Management, LLC as management company, and GreenMart of Maryland, LLC, as license holder.

8.	Management Services Agreement, dated January 5, 2018 and amended March 12, 2018, between S8 Management, LLC as management company, and LMS Wellness, Benefit LLC, as license holder.

9.	Management Services Agreement, dated January 5, 2018 and amended March 12, 2018, between S8 Management, LLC as management company, and Rosebud Organics, Inc., as license holder.

10.	Financing, Leasing, Licensing, and Services Agreement, dated August 27, 2019, between iAnthus New Jersey, LLC as management company and MPX New Jersey LLC as license holder.

11.	Cash Management Services Agreement between S8 Rental Services, LLC and ABACA, Inc.

12.	Cash Management Services Agreement between S8 Rental Services, LLC and Health for Life, Inc.

13.	Cash Management Services Agreement between S8 Rental Services, LLC and Soothing Options, Inc.

14.	Cash Management Services Agreement between S8 Rental Services, LLC and The Healing Center Wellness Center, Inc.

15.	Management Services Agreement between McCrory’s Sunny Hill Nursery, LLC and GHHIA Management, Inc.

16.	Services Agreement between Mayflower Medicinals, Inc. and Pilgrim Rock Management, LLC

17.	Services Agreement between FWR, Inc. and Grassroots Vermont Management Services, LLC

SCHEDULE 4.20(V)

PERMITTED SUBSIDIARY CHANGE OF CONTROL TRANSACTIONS

[*]

SCHEDULE 4.20(X)

USE OF PROCEEDS

[*]

SCHEDULE 4.20(DD)

PERMITTED ASSET DISPOSITION

[*]

SCHEDULE 4.20(EE)

POST-CLOSING COVENANTS

1.

No later than 30 days after the Closing Date, the Secured Lenders shall have received from counsel for FWR, Inc., Grassroots Vermont Management Services, LLC, GreenMart of Nevada NLV, LLC, and CGX Life Sciences Inc. an opinion, in form and substance satisfactory to the Collateral Agent, acting reasonably, including opinions with respect to such Credit Parties in respect of corporate matters, authorization, due execution, perfection and other matters reasonably requested by the Collateral Agent.

2.

No later than 5 Business Days after the Closing Date, the Secured Lenders shall have received (a) from FWR, Inc. an officers certificate, authorizing resolutions and incumbency certificate for FWR, Inc. in form and substance satisfactory to the Collateral Agent, and (b) from counsel for FWR, Inc., an opinion, in form and substance satisfactory to the Collateral Agent, acting reasonably, including opinions with respect to FWR in respect of enforceability and other matters reasonably requested by the Collateral Agent.

SCHEDULE 17

DEFERRED PROFESSIONAL FEES

[*]

SCHEDULE 18

NOTICE INFORMATION

(a)	To the Parent Company, the Issuer, or any other Credit Party:

c/o iAnthus Capital Holdings, Inc.

420 Lexington Avenue, Suite 414

New York, NY 10170

USA

Attention:         Chief Financial Officer

E-mail:             [*]

With a copy to (which shall not constitute notice):

McMillan LLP

Suite 1500, 1055 West Georgia Street

Vancouver, BC V6E 4N7

Canada

Attention:        James Munro

Email:             james.munro@mcmillan.ca

(b)	To the Gotham Lenders or the Collateral Agent:

c/o Gotham Green Partners, LLC

1437 4th Street, Suite 200,

Santa Monica, CA

90401

Attention:          [*]

Email:               [*]

With a copy to (which shall not constitute notice):

Honigman LLP

2290 First National Building

660 Woodward Avenue

Detroit, MI 48226-3506

USA

Attention:         Michael D. DuBay

                           Clara Seymour

E-mail:             mdubay@honigman.com

                           cseymour@honigman.com

– and –

SkyLaw Professional Corporation

Suite 204, 3 Bridgman Avenue

Toronto, ON M5R 3V4

Canada

Attention:        Kevin West

Email:              kevin.west@skylaw.ca

(c)	To the Secured Lenders generally:

(i)	to the Gotham Lenders, and

(ii)	to the following:

[*]

Attention:         [*]

Email:              [*]

– and –

[*]

Attention:        [*]

Email:              [*]

– and –

[*]

with a copy (which shall not be deemed notice) to:

Cassels Brock & Blackwell LLP

Suite 2100, 40 King Street West

Scotia Plaza

Toronto, Ontario M5H 3C2

Attention:        Ryan Jacobs and Jeff Roy

Email:              rjacobs@cassels.com

                         jroy@cassels.com

– and –

[*]

with a copy (which shall not be deemed notice) to:

Cassels Brock & Blackwell LLP

Suite 2100, 40 King Street West

Scotia Plaza

Toronto, Ontario M5H 3C2

Attention:        Ryan Jacobs and Jeff Roy

Email:              rjacobs@cassels.com

                         jroy@cassels.com

– and –

[*]

Attention:         General Counsel

with a copy (which shall not be deemed notice) to:

Stikeman Elliott LLP

Suite 5300 Commerce Court West

199 Bay Street

Toronto, Ontario M5L 1B9

Attention:         Brian M. Pukier and Ashley Taylor

Email:                bpukier@stikeman.com

                           ataylor@stikeman.com

EXHIBIT “A”

FORM OF SECURED DEBENTURE CERTIFICATE

See Exhibit 10.3.